Exhibit 99.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COCA-COLA PLAZA

ATLANTA, GEORGIA

J. ALEXANDER M. DOUGLAS, JR. EXECUTIVE VICE PRESIDENT GLOBAL CHIEF CUSTOMER OFFICER & GROUP PRESIDENT, CCNA	P. O. Box 1734 ATLANTA, GA 30301 404 676-4421 FAX 404-598-4421

September 23, 2015

J. Frank Harrison III

Chairman and Chief Executive Officer

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, NC 28211

Dear Frank,

Congratulations on your company’s successful completion of the Lead Market territory transactions and our recent letter of intent and joint announcement regarding certain additional territories to be granted to Coca-Cola Bottling Co. Consolidated (“CCBCC” or “Bottler”) during the rest of 2015 and in 2016. We look forward to working closely with you and your highly capable team to continue our successful collaboration and joint work to date. It goes without saying that we very much appreciate the invaluable System leadership demonstrated by you and your entire organization throughout this process.

As you know, the letter of intent entered into on May 12, 2015 between The Coca-Cola Company (“TCCC”) and its operating division Coca-Cola North America (“CCNA”) and CCBCC (the “May 2015 LOI”) contemplates that we will work collaboratively with CCBCC and certain other expanding participating bottlers in the U.S. (“EPBs”) to implement a national product supply system. In recent discussions, we have confirmed our aligned view regarding this proposed national product supply system, including the transfer of ownership to, and ongoing operation of, certain manufacturing assets by, regional producing bottlers (“RPBs”) such as CCBCC. As you know, the upcoming Next Phase and Subsequent Phase distribution transactions described in the May 2015 LOI and the manufacturing facility deals described herein are intended to be part of a single, “unitary” transaction, despite the fact that (i) the parties are entering into one or more separate definitive agreements for distribution (collectively the “Distribution APA”) and manufacturing (the “Production APA”), and (ii) the closings of the distribution transactions and the manufacturing facility transactions will happen at different times due to business and operational requirements. (Capitalized terms used herein, but not otherwise defined herein, will have the meaning ascribed thereto in the May 2015 LOI.)

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To that end, this letter (this “Letter of Intent”) sets forth the general terms and conditions pursuant to which Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly owned subsidiary of TCCC, or one of its affiliates, will sell certain manufacturing assets to CCBCC, consistent with its future role as an RPB in the contemplated national product supply system. The sale of manufacturing assets that is the subject of this Letter of Intent is, of course, in addition to the anticipated territory transactions that were the primary subject of the May 2015 LOI.

1. Sale of Manufacturing Facilities and Assets. In addition to and as an integral part of the Next Phase and Subsequent Phase distribution transaction(s) described in the May 2015 LOI, CCR will sell, and Bottler will purchase (the “Transaction”), certain manufacturing facilities and related assets (the “Manufacturing Assets”). Set forth on Exhibit A attached hereto is a list of such manufacturing facilities. The closing of the Transaction (the “Closing”) is currently anticipated to occur on the timeline described in Section 9 below. The Transaction will be documented in the Production APA and related documentation on terms and conditions that are reasonably mutually agreed by the parties and that are customary for a transaction of this nature and complexity.

2. Product Supply Arrangements. In connection with the Closing, Bottler and CCNA will execute a regional manufacturing agreement to be in effect as of the Closing (the “Initial RMA”) that will govern the terms and conditions of the Bottler’s use of the Manufacturing Assets to manufacture TCCC brands, including such terms as product quality and trademark licensing provisions and the participation of Bottler in the NPSG Board as described below. The parties have reached agreement regarding the substantially final form of the Initial RMA, as well as the substantially final form of the final form of regional manufacturing agreement that would take effect in the future under certain circumstances throughout Bottler’s territories (the “Final RMA”). The substantially final form of the Initial RMA is attached hereto as Exhibit B, and the substantially final form of the Final RMA is attached as Schedule 9.4 to the Initial RMA attached hereto. The parties intend that the Initial RMA (and/or other documentation to be mutually agreed by the parties) will support the business and operational arrangements among the parties and other RPBs with regard to the NPSG and the operation of the Manufacturing Assets by Bottler after the Closing of the Transaction.

In addition, Bottler (as supplier) will enter into finished goods supply agreements (“FGSAs”) with other RPBs, EPBs and participating bottlers for finished goods that are sourced from the Manufacturing Assets. (Supply arrangements with non-EPB Coca-Cola Bottlers will be covered by a separate agreement, similar to the existing Agency Sales Agreement/Service Level Agreement, in a form to be mutually agreed by the parties.) The FGSAs to be entered into by Bottler hereunder and by the other RPBs will be in substantially the same form as the FGSAs currently in effect in Bottler’s Lead Market distribution territories, but will incorporate certain changes in order to reflect the agreed NPSG governance process described in Section 3 below and, to the extent applicable, to conform to the Initial RMA. The SLAs attached to each RPB’s FGSA may also incorporate certain changes to reflect the operating capabilities of such RPB and its customers.

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3. Participation in National Product Supply Governance Activities, Including Investment and Synergy Activities. In connection with the Transaction, Bottler, CCR, CCNA and certain other parties will enter into a national product supply governance agreement substantially in the form of Exhibit C attached hereto, including the NPSG Governance Charter attached thereto as Schedule 1 (collectively the “NPSG Governance Agreement”). Pursuant to the NPSG Governance Agreement, the parties, together with certain other persons, will form the national product supply group (“NPSG”) and will agree to certain binding governance mechanisms, including, without limitation, a governing board (the “NPSG Board”) comprised of a representative of Bottler, each other RPB and CCNA.

The respective roles/participation of the member/representative on the NPSG Board will be as set forth in the NPSG Governance Agreement. The NPSG Board (and/or its predecessor organization, the NPS Forum, which is described in Section 4 below) will make and/or oversee and direct certain key decisions regarding the establishment of the NPSG, including, without limitation, making decisions regarding the management and staffing of the NPSG and the funding for the ongoing operations of the group. Pursuant to the decisions of the NPSG Board, each RPB will make certain investments in their respective manufacturing assets and will implement certain System strategic investment opportunities that are consistent with the NPSG Governance Agreement.

4. NPS Forum. As soon as is practicable after execution of the Distribution APA for the Next Phase transactions (currently anticipated to be on or about the date hereof), a National Product Supply Forum (“NPS Forum”) will be established to begin planning activities required to implement the NPSG and its Board on or about January 1, 2016. The NPS Forum will cease to exist upon creation of NPSG and its Board on or about January 1, 2016.

The NPS Forum will be comprised of representatives of CCNA, Bottler and each other RPB. It is anticipated that the NPS Forum will operate in a manner that is similar to the BPTC advisory group for CONA/IT matters (i.e., it will be a group of System leaders with a common interest in NPS matters that meets regularly to encourage open communication on issues of importance to the anticipated NPSG, ongoing discussion of those issues, and input to and from each of the NPS Forum members). CCNA and each RPB will appoint appropriate senior-level product supply leaders as their representatives to participate in the NPS Forum. The NPS Forum will review and discuss, to the extent permitted by law, system strategic capital investment planning, network optimization of all plant to distribution center sourcing, and new product/packaging infrastructure planning. The NPS Forum will have an advisory role only, and RPBs will have sole decision rights to implement or not to implement any actions considered at the NPS Forum.

As part of the NPS Forum activities described in the preceding paragraph, CCNA will organize and manage periodic update meetings between the RPBs and CCNA to discuss infrastructure projects that are contemplated to be implemented in plants located in the RPBs’ future transitioning manufacturing territories. The parties will ensure that the information and data sharing in these meetings will comply with applicable law. In these update meetings, to the extent permitted by law, CCR will inform the other RPBs and provide visibility to infrastructure plans, options, and implemented infrastructure project results. Until the NPSG Board is established and except as may be provided otherwise in the Production APA, CCR will (i) have sole decision rights to implement infrastructure projects in its current manufacturing plants and (ii) to the extent permitted by law, collaboratively review and prioritize infrastructure projects with affected RPBs. CCNA, CCR, and the other RPBs will agree on a process for third-party audits of infrastructure project results.

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5. Implementation of Common IT Platform. Via the Business Process Technology Council group, the parties have engaged in good faith discussions concerning the implementation of the CONA information technology platform to support Bottler’s ongoing operation of the Manufacturing Assets and other manufacturing assets owned and/or operated by Bottler (the “CONA Manufacturing Platform”). If such platform is implemented, the parties anticipate that the CONA Manufacturing Platform and the services related thereto will be owned and managed by the new CONA IT services company (“CONA Services LLC”) that will be owned and operated by CCR, Bottler and other certain other participating EPBs, each of whom will participate on the CONA Services LLC board of directors consistent with the discussions of the parties on this subject. Bottler acknowledges and agrees that, as a member of CONA Services LLC, it will be responsible for funding a portion of any such CONA Manufacturing Platform, with such funding to be based on a mechanism to be agreed by the board of directors of CONA Services LLC.

6. Definitive Agreement. The Transaction will be subject to the terms of the Production APA and other appropriate agreements(s) as determined by the parties in a form to be mutually reasonably agreed by the parties. The parties anticipate that they will attach to and reference in the Production APA: (i) a form of Initial RMA substantially in the form attached hereto to apply to the Manufacturing Assets and their ongoing operation by Bottler during the period from the Closing until such time as Bottler’s existing bottle contracts are converted to the final form of Comprehensive Beverage Agreement on the terms and conditions contained in the Territory Conversion Agreement between Company and Bottler (or at such earlier time as may be mutually agreed by the parties), at which time the Initial RMA shall be amended and restated substantially in the form of the Final RMA attached hereto in the manner specified by the Initial RMA; (ii) the final form of NPSG Governance Agreement; and (iii) such other documents that the parties determine are reasonably necessary to document the Transaction. For ease of transition and to manage resources effectively, the parties may mutually agree in the Production APA to implement the Transaction via a series of separate Closings.

7. Economic Consideration for Transaction. In exchange for the sale of the Manufacturing Assets, at the time of the Closing CCBCC will pay to CCR a cash amount that reflects: (i) CCR’s net book value of those facilities/assets; and (ii) the working capital to be transferred, which amount shall be payable to CCR at the Closing of the transaction. The purchase price for the Manufacturing Assets will be subject to mutually agreed adjustments and to customary true-up activities after Closing, as described in the Production APA.

8. Conditions to Closing. Each of TCCC and Bottler intend to include closing conditions in the Production APA that are substantially similar to those contained in the Distribution APA and that are customary for transactions of this type, including, without limitation, the parties’ execution of the Initial RMA, the NPSG Governance Agreement (which the parties anticipate will be executed by all RPBs prior to January 1, 2016), and other legal agreements that are necessary for the consummation of the Transaction. The Production APA will also include a condition that, at or prior to a Closing for a production facility listed on Exhibit A hereto, CCR will have granted to Bottler exclusive rights to distribute and promote

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Covered Beverages and Related Products in the portions of the Next Phase Territory or Subsequent Phase Territory served by such production facility. In addition and consistent with past practice in similar transactions, the Production APA will contain mutually agreeable covenants regarding the satisfactory conduct of due diligence activities prior to the Closing.

9. Anticipated Schedule. The parties anticipate that, shortly after their execution of this Letter of Intent, there may be a joint public announcement by the parties of the Transaction and, subject to applicable regulatory requirements, detailed due diligence and joint integration planning and change management activities will then begin. The parties further anticipate that the Production APA and other definitive documents for the Transaction will be executed oin October 2015.

The parties anticipate the Closing (and/or Closings) pursuant to the Production APA will take place as follows: (i) the Sandston, Virginia facility is scheduled to transition to CCBCC ownership and operation during the first half of 2016; and (ii) the parties will work together collaboratively and in good faith to transition additional plants (regardless of whether or when the CONA manufacturing platform is implemented; it being the parties’ mutual intent that such activities not delay the initial facility transaction(s) that are the subject of the Production APA). Notwithstanding the foregoing, the Closing(s) for the remaining facilities listed in Exhibit A will be managed in a way that does not delay or otherwise have an impact on the agreed schedules for the distribution territory grants and transitions for Bottler that are described in the May 2015 LOI. Notwithstanding the foregoing, the parties acknowledge and agree that the before mentioned dates are estimates only, and are subject to change based on the parties’ discussions, changing business conditions, and other matters.

10. Board Approvals. This Letter of Intent and any subsequent transactions pursuant to this Letter of Intent are subject to the approval processes of the respective parties, including approval of each of their Boards of Directors.

11. Transition Planning Period and Activities. The parties anticipate that, in order to ensure a smooth transition of the Manufacturing Assets to Bottler and subject to applicable regulatory requirements, beginning on the date of execution of this Letter of Intent and continuing until the earlier of the termination of this Letter of Intent, execution of the Production APA, or the Closing (as applicable), subject to any restrictions under applicable law, they will engage in a number of joint integration planning and change management activities.

12. Due Diligence; Pre-Closing Activities. The parties anticipate that prior to execution of the Production APA and continuing until Closing, Bottler will perform such due diligence as is customary for a transaction of this nature and complexity including, without limitation, in the areas of finance, operations, environmental, legal, tax, and employment, and CCR will provide reasonable and customary access in this regard.

13. Expenses. Except as otherwise expressly agreed by the parties, each party will bear its own fees and expenses incurred in connection with the Transaction, including with respect to any due diligence, negotiation, preparation of documentation, the Closing and legal, accounting, consulting, travel and other similar fees or expenses, whether or not the Production APA is executed.

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14. Termination. This Letter of Intent may be terminated: (a) by mutual written consent of CCR and Bottler; or (b) upon written notice by CCR or Bottler to the other party if the Production APA has not been executed on or prior to December 31, 2015.

15. Non-Binding. This Letter of Intent expresses the present intent of the parties to enter into the Production APA and supporting operating agreements based on the principal terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, this Letter of Intent shall not be binding on the parties hereto except as to the captioned sections “Expenses”, “Termination”, “Non-Binding”, “Assignment”, “Amendment; Modification; Waiver”, “Counterparts”, “Confidentiality” and “Governing Law”, which shall be binding and expressly survive any termination hereof.

16. Assignment. This Letter of Intent and the rights and obligations set forth herein shall not be assignable by any party hereto without the prior written consent of the other party hereto. Subject to the preceding sentence, the binding provisions of this Letter of Intent (as noted in the “Non-Binding” section above) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

17. Amendment; Modification; Waiver. This Letter of Intent may not be amended or terminated or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.

18. Counterparts. This Letter of Intent may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and delivery of an executed signature page by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart.

19. Confidentiality. Except as indicated in Sections 9 and 11 above and except insofar as disclosure is required by applicable law or regulation, this Letter of Intent is strictly confidential and is covered by the parties’ Confidentiality Agreement – Bottler Discussions relating to System Operational Design Project. Neither this Letter of Intent nor any of its contents may be disclosed by CCR or Bottler or any of their respective directors, officers, employees, agents, advisors or representatives, except as permitted in such agreement, and each of the parties will cause such persons not to make any such disclosure.

20. Governing Law. This Letter of Intent will be governed by the laws of the State of Georgia.

We appreciate your team’s efforts and dedication in our System of the Future work to date. We look forward to continuing to work closely with your team to finalize and execute the Production APA, the Initial RMA and the NPS Governance Agreement, and to close this Transaction and move forward with our joint work.

[This space intentionally left blank.]

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Please acknowledge CCBCC’s acceptance of the terms and conditions of this Letter of Intent by signing where indicated below and returning it to us.

Very truly yours,

/s/ J. Alexander M. Douglas, Jr.

Agreed to and Accepted
as of the date first written above:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ J. Frank Harrison III
Name: J. Frank Harrison III
Title: Chairman and Chief Executive Officer

Exhibit A

Manufacturing Facilities

Next Phase

Sandston, VA

Silver Spring, MD

Baltimore, MD

Subsequent Phase

Indianapolis, IN

Portland, IN

Cincinnati, OH

Exhibit B

Substantially Final Form of Initial RMA

See attached.

Initial Regional Manufacturing Agreement

Entered into by The Coca-Cola Company,

a Delaware corporation, and

            , a             corporation, with Effective Date of

            , 20    .

TABLE OF CONTENTS

1.	RECITALS	1

2.	DEFINITIONS	1

3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES	3

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES	3

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	4

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES	5

7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	5

8.	[RESERVED.]	6

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS	6

10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS	7

12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES	8

13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES	11

14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	12

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES	13

16.	OWNERSHIP AND CONTROL OF BOTTLER	14

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE	15

19.	TERMINATION FOR DEFINED EVENTS	16

20.	DEFICIENCY TERMINATION	17

21.	BOTTLER RIGHT TO CURE	18

22.	[RESERVED.]	19

23.	EFFECT OF BOTTLER’S CBA ON THIS AGREEMENT IN CERTAIN EVENTS	20

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	20

25.	COMPANY’S RIGHT OF ASSIGNMENT	20

26.	LITIGATION	20

27.	INDEMNIFICATION	21

28.	BOTTLER’S INSURANCE	22

29.	[RESERVED.]	22

30.	INCIDENT MANAGEMENT	22

31.	SEVERABILITY	22

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	23

33.	NO WAIVER	23

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	23

35.	HEADINGS AND OTHER MATTERS	24

36.	EXECUTION IN MULTIPLE COUNTERPARTS	24

37.	NOTICE AND ACKNOWLEDGEMENT	24

38.	CHOICE OF LAW AND VENUE	26

39.	CONFIDENTIALITY	27

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	28

41.	RESERVATION OF RIGHTS	28

42.	BOTTLER AFFILIATES	28

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section

A	Regional Manufacturing Facilities	1.4 2.1.2

B	Authorized Covered Beverages	1.4 2.3 3.1

C	Finished Goods Supply Agreement	2.7

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section

2.14	Related Agreements	2.14

9.4	Regional Manufacturing Agreement	9.4

10.1.6	Third Party Beverages	10.1.6 10.1.7

12.2	Technical Requirements	12.2

28	Insurance Requirements	28

32.1.2	Agreements Not Affected by this Agreement	32.1.2 32.1.4

Initial Regional Manufacturing Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND             , A             CORPORATION (“BOTTLER”).

1.	RECITALS

1.1.	Company and Bottler (or one or more Affiliates of Bottler) have entered into one or more Comprehensive Beverage Agreement(s) (as may be amended, restated or modified from time to time, “Bottler’s CBA”) authorizing Bottler to market, promote, distribute and sell Covered Beverages and Related Products within specific geographic Territories, subject to the terms and conditions contained in Bottler’s CBA. Capitalized terms used in this Agreement will have the meanings ascribed to them in Bottler’s CBA, unless a different meaning is ascribed under this Agreement;

1.2.	Company manufactures and sells, or authorizes others to manufacture and sell, the Concentrates used to manufacture certain of the Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the Trademarks;

1.3.	Company and Bottler acknowledge that the manufacture of such Covered Beverages is subject to strict production standards and applicable regulatory requirements;

1.4.	Bottler and Company wish to enter into this Agreement in order to permit Bottler to manufacture, produce and package (collectively, “manufacture”), at the Regional Manufacturing Facilities, the Authorized Covered Beverages in Authorized Containers both for (i) distribution and sale by Bottler and its Affiliates for their own account; and (ii) sale by Bottler and its Affiliates to Company and to certain other U. S. Coca-Cola Bottlers in accordance with this Agreement;

1.5.	Bottler has requested an authorization from Company to use the Trademarks in connection with such manufacture of the Authorized Covered Beverages; and

1.6.	Company is willing to grant the requested authorization to Bottler under the terms and conditions set forth in this Agreement.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS

2.1.	“Agreement” means this Initial Regional Manufacturing Agreement between Bottler and Company, as amended from time to time.

2.2.	“Authorized Containers” means containers of certain types, sizes, shapes and other distinguishing characteristics that Company from time to time approves in its sole discretion, subject to Section 12.9, for use by all Regional Producing Bottlers in manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities. A list of Authorized Containers for each Authorized Covered Beverage will be provided by Company to Bottler, which list may be amended by additions, deletions or modifications by Company from time to time in its sole discretion.

2.3.	“Authorized Covered Beverages” means the Covered Beverages identified on Exhibit B that all Regional Producing Bottlers are authorized to manufacture in Authorized Containers at their respective regional manufacturing facilities, which Exhibit will be deemed automatically amended to add any Covered Beverage that Company hereafter authorizes for concentrate-based, cold-fill manufacturing by any U.S. Coca-Cola Bottler, and may otherwise be updated from time to time as mutually agreed by Company and the NPSG. For purposes hereof, cold-fill manufacturing means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging. [Note to Draft: Authorization to manufacture Incubation Beverages and fountain syrups to be covered under separate agreements. CCBCC will also need authorization to produce Tum-E Yummies]

2.4.	“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Authorized Covered Beverages for distribution or sale within the United States.

2.5.	“Concentrates” means the concentrates and/or beverage bases used to manufacture the Authorized Covered Beverages at the Regional Manufacturing Facilities, the formulas for all of which constitute trade secrets owned by Company and which are identified by the applicable Trademarks.

2.6.	“Effective Date” means .

2.7.	“Finished Goods Supply Agreement” means the Finished Goods Supply Agreement in the form attached as Exhibit C.

2.8.	“National Product Supply Group” or “NPSG” means The Coca-Cola System National Product Supply Group, as described more fully in the National Product Supply System Governance Agreement.

2.9.	“National Product Supply Group Board” or “NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company, Coca-Cola Refreshments USA, Inc. and selected Expanding Participating Bottlers, as described more fully in the National Product Supply System Governance Agreement between Bottler, certain other Regional Producing Bottlers and Company dated as of , 20 .

2.10.	“Recipient Bottler” means (i) a Regional Producing Bottler; (ii) any other Expanding Participating Bottler that Company has authorized to market, promote, distribute, and sell Covered Beverages and Related Products under a Comprehensive Beverage Agreement; and (iii) any Participating Bottler that Company has authorized to market, promote, distribute, and sell Covered Beverages and Related Products under a Comprehensive Beverage Agreement. [Note to Draft: definition subject to further discussion; to be agreed by the parties prior to execution of Production APA.]

2.11.	“Regional Manufacturing Facilities” means the manufacturing facilities owned and operated by Bottler and listed on Exhibit A, which Exhibit will be deemed automatically amended to add any manufacturing facility acquired or built by Bottler after the Effective Date with the approval of the NPSG, and, subject to the requirements of National Product Supply System Governance Agreement, may be otherwise updated from time to time as mutually agreed by Company and Bottler.

2.12.	“Regional Producing Bottler” means (i) Bottler; (ii) any other Expanding Participating Bottler that is or becomes a member of the NPSG that Company has authorized, or hereafter authorizes, to manufacture Authorized Covered Beverages under an agreement in substantially the same form as this Agreement; and (iii) a Company Owned Manufacturer that is or becomes a member of the National Product Supply Group.

2.13.	[Reserved.]

2.14.	“Related Agreement” means any agreement identified on Schedule 2.14 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the manufacturing of Authorized Covered Beverages.

3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES

3.1.	Company appoints Bottler as an authorized purchaser of the Concentrates for the purpose of manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities. Except as otherwise mutually agreed in writing by Company and Bottler, Company shall not appoint, and shall not consent to any appointment by Coca-Cola Refreshments USA, Inc. or any of its other Affiliates of, any other Person as an authorized purchaser of the Concentrates for the purposes of manufacture, packaging and distribution of such Authorized Covered Beverages in Authorized Containers for sale in Bottler’s Territory.

3.2.	Bottler will purchase its entire requirements of Concentrates for such Authorized Covered Beverages exclusively from Company and will not use any other syrup, beverage base, concentrate or other ingredient not specified by Company in the manufacture of Authorized Covered Beverages.

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES [Note to Draft: Section 4 remains subject to further discussion prior to execution of Definitive Agreement for Regional Manufacturing Facility transaction.]

4.1.	Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler at the Regional Manufacturing Facilities to Recipient Bottlers in accordance with the terms and conditions of the [Recipient Bottler Finished Goods Supply Agreement substantially in the form attached hereto as Schedule 4.1.] [Note to Draft: Form of Recipient Bottler FGSA to be developed by Company and Bottler prior to first Regional Manufacturing Facility transaction closing, and will reflect that effective 1/1/17 pricing to Recipient Bottlers will be calculated by Bottler in accordance with a pricing formula determined unilaterally by CCNA in a manner that provides [***] and that is intended to strengthen the competitiveness of the TCCC finished goods production system.]

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.2.	Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Company, and Bottler agrees to sell to Company, at [***] [Note to Draft: definition of [***] to be mutually agreed prior to signing of Definitive Agreement for Regional Manufacturing Facility transaction.] Authorized Covered Beverages in quantities sufficient to enable Company to satisfy demand of U.S. Coca-Cola Bottlers that are not Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

4.3.	Upon Company’s request, Bottler agrees to advise Company, in accordance with written instructions issued by Company from time to time, of the amount of the Authorized Covered Beverages in Authorized Containers that are manufactured at the Regional Manufacturing Facilities and are sold by Bottler to each Recipient Bottler and to Company; provided, however, that Bottler will not be required to provide Company with duplicate copies of any such information provided to the NPSG that expressly directs the NPSG to provide such information to Company.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS

5.1.	Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks. Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Authorized Covered Beverages and on all other products and merchandise, to determine which Trademarks will be used on which Authorized Covered Beverages, and to determine how the Trademarks will be displayed and used on and in connection with the Authorized Covered Beverages. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.	Company grants to Bottler only a nonexclusive, royalty-free license to use the Trademarks in connection with the manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities and in connection with the sale of such Authorized Covered Beverages to Recipient Bottlers and Company as provided in this Agreement, and in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.	Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that, as between Company and Bottler, all use by Bottler of the Trademarks will inure to the benefit of Company.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

5.5.	Except as provided in Bottler’s CBA or as otherwise authorized by Company in writing, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent will not be unreasonably withheld and will be contingent on Bottler’s compliance with Bottler’s CBA and this Agreement.

5.6.	Bottler recognizes that the uniform external appearance of the Trademarks on primary and secondary packaging and on equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages, and the Coca-Cola system.

5.6.1.	Bottler agrees, to the extent such Trademarks are utilized by Bottler in connection with the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities, to accept and, within a reasonable time, apply, any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, packaging materials, cases, cartons, and other materials and equipment that bear such Trademarks.

5.6.2.	If Company changes such standards, the new standards will apply to all such assets acquired by Bottler for use at the Regional Manufacturing Facilities or in connection with the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES

6.1.	Company has the sole and exclusive right and discretion to reformulate any of the Concentrates.

6.2.	Company has the right to discontinue any Concentrates for any Authorized Covered Beverage that is discontinued or Transferred in accordance with the terms of Bottler’s CBA and any other agreements between Bottler and Company or their respective Affiliates.

7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING

7.1.	Company and Bottler hereby agree that, notwithstanding the provisions of Paragraph 9 of Bottler’s CBA (or applicable provisions of any other agreements between Bottler and Company or their respective Affiliates), Bottler may supply Authorized Covered Beverages in Authorized Containers manufactured at the Regional Manufacturing Facilities to Recipient Bottlers in accordance with Section 4 for distribution by such Recipient Bottlers in their respective territories in accordance with their respective Comprehensive Beverage Agreement(s) or other agreements with Company.

7.2.	Bottler agrees not to sell, distribute or otherwise transfer any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities except, (i) distribution and sale in Bottler’s (or any one or more of its Affiliates’) Territories in accordance with Bottler’s CBA and in other geographic territories in which Bottler and its Affiliates are authorized to distribute and sell Authorized Covered Beverages by Company or its Affiliates, and (ii) sales of Authorized Covered Beverages in Authorized Containers to Recipient Bottlers or Company in accordance with Section 4.

8.	[RESERVED.]

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS

9.1.	If Company or a Company Affiliate on or after [Note to Draft: insert effective date of first Initial Regional Manufacturing Agreement executed by any RPB] (a) enters into a new authorization agreement to manufacture all or substantially all Authorized Covered Beverages at manufacturing facilities acquired from Company or a Company Affiliate on or after October 30, 2015 in territories in the United States of America with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of a regional manufacturing agreement or other similar agreement authorizing manufacture of all or substantially all Authorized Covered Beverages at manufacturing facilities acquired from Company or a Company Affiliate on or after October 30, 2015 in territories in the United States with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (a “New Agreement”), in its entirety, to Bottler. If the New Agreement relates to less than all of the Authorized Covered Beverages, then the New Agreement offered to Bottler under this Section 9.1 will cover only those Authorized Covered Beverages covered by the New Agreement.

9.2.	The foregoing obligation will not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Regional Producing Bottler; provided, however, that Company will not waive or otherwise enter into any agreement with any other Regional Producing Bottler that limits the requirement set forth in Section 14.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler.

9.3.	Nothing in Section 9.2 will affect (a) Company’s obligation under Section 15.2 or (b) Company’s agreement that the list of Covered Beverages identified on Exhibit B will be the same for all Regional Producing Bottlers.

9.4.

If, after the Effective Date, (a) the CBA Conversion (as defined in the Territory Conversion Agreement between the parties dated September [            ], 2015) (the “Territory Conversion Agreement”) occurs in accordance with the Territory Conversion Agreement or (b) Bottler otherwise enters into the Comprehensive Beverage Agreement described in Section 1.1 of the Territory Conversion Agreement

with respect to all Territories granted to Bottler under Bottler’s CBA (as defined in this Agreement) and all of Bottler’s Legacy Territory (as defined in the Territory Conversion Agreement), this Agreement shall be amended and restated in the form of the Regional Manufacturing Agreement attached hereto as Schedule 9.4 on and as of the date on which the CBA Conversion or the entry into such Comprehensive Beverage Agreement occurs.

9.5.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the provisions of this Section 9.

10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS

10.1.	Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to manufacture at the Regional Manufacturing Facilities any Beverage, Beverage Component, or other beverage product except for:

10.1.1.	Authorized Covered Beverages, subject to the terms and conditions of this Agreement and any Related Agreement;

10.1.2.	Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) authorized under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates;

10.1.3.	Permitted Beverage Products distributed by Bottler or its Affiliates for their own account, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;

10.1.4.	Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to a Recipient Bottler, subject to the terms and conditions of the Recipient Bottler’s CBA; provided that Bottler will not supply any such Beverage, Beverage Component or other beverage product manufactured at the Regional Manufacturing Facilities to any Recipient Bottler if Company provides Bottler with Notice that such Beverage, Beverage Component or other beverage product is not a Permitted Beverage Product under such Recipient Bottler’s CBA; provided, further, that Bottler’s supply of any Beverage, Beverage Component or other beverage product to a Recipient Bottler that is not a Permitted Beverage Product under such Recipient Bottler’s CBA will not be a breach of this Section 10.1.4 unless Company provides Bottler with such Notice and Bottler continues to supply such Beverage to such Recipient Bottler thereafter in violation of such Notice;

10.1.5.	Beverages, Beverage Components and other beverage products manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner and supplied by Bottler to another U.S. Coca-Cola Bottler as of the Effective Date, as specified on Schedule 10.1.5; and [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient U.S. Coca-Cola Bottler; Company to confirm that any such U.S. Coca-Cola Bottler is permitted to distribute any such Beverage to under such bottler’s agreements with Company.]

10.1.6.	Beverages, Beverage Components and other beverage products, not otherwise permitted under Sections 10.1.3, 10.1.4, or 10.1.5, manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner with Company’s prior written consent, which consent will not be unreasonably withheld and will be specified on Schedule 10.1.5. [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient for Company’s consideration in developing initial Schedule 10.1.6.]

10.2.	Notwithstanding anything in Section 10.1 to the contrary, if the NPSG reasonably determines during product supply system sourcing plan development routines that Bottler should supply any Beverage manufactured by Bottler at the Regional Manufacturing Facilities under license from a third party brand owner to certain Recipient Bottlers and/or certain other Regional Producing Bottlers in order to optimize the location for production of such Beverages, then Bottler may do so on a temporary basis as reasonably determined by the NPSG (but in any event not to exceed one hundred eighty (180) days).

11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE

Company agrees and warrants that the Concentrates supplied to Bottler, as well as Company’s package designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages, shall comply with all food, labeling, health, packaging and all other applicable laws, including the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and regulations, and when supplied to Bottler will not be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable thereto.

12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES

12.1.	Bottler agrees and warrants that Bottler’s handling and storage of the Concentrates and Bottler’s manufacture, handling, storage, transportation and delivery of the Authorized Covered Beverages, including any Authorized Covered Beverages supplied to Company or any Recipient Bottler, will at all times and in all events:

12.1.1.	be accomplished in accordance with the product, package and equipment quality; food safety; workplace safety; and environmental sustainability standards, requirements and instructions reasonably established and routinely communicated in writing, including through electronic systems and media, by Company to Bottler from time to time (collectively “Technical Requirements”); and

12.1.2.	comply with all food, labeling, health, packaging, environmental, safety, sanitation and all other applicable laws, rules, orders, regulations and requirements of any federal, state, city, county or other local government, including any law, statute, ordinance, rule regulation, order, determination, restrictive covenant or deed restriction that regulates the use, generation, disposal, release, storage or presence at the Regional Manufacturing Facilities of substances based upon corrosiveness, toxicity, carcinogenic properties, radioactivity, environmentally hazardous or similar characteristics.

12.2.	The Technical Requirements as of the Effective Date are identified on Schedule 12.2, which schedule will be updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

12.2.1.	Company agrees that all Regional Producing Bottlers will be required to comply with same Technical Requirements; provided, however, that (i) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for a Regional Producing Bottler, which exceptions shall not in any way be deemed to modify the Technical Requirements and (ii) this Section 12.2.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 12.1.

12.3.	Bottler represents, warrants and covenants that Bottler possesses, or will possess, prior to the manufacture of the Authorized Covered Beverages, and will maintain during the Term, such plant or plants, machinery and equipment, qualified technical personnel and trained staff as are capable of manufacturing the Authorized Covered Beverages in Authorized Containers in accordance with this Agreement and in sufficient quantities to meet fully the demand for the Authorized Covered Beverages in Authorized Containers by Bottler in the Territory in accordance with sourcing plans developed by the NPSG from time to time.

12.4.	Bottler agrees to use commercially reasonable efforts to meet fully the demand for the Authorized Covered Beverages in Authorized Containers from Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

12.5.	Bottler recognizes that increases in the demand for the Authorized Covered Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing or packaging equipment or the purchase of additional manufacturing or packaging equipment. Bottler agrees to use commercially reasonable efforts to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture of sufficient quantities of the Authorized Covered Beverages in Authorized Containers, to satisfy fully the demand for the Authorized Covered Beverages in Authorized Containers in the Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time.

12.6.	As of the date the Authorized Covered Beverages in Authorized Containers are shipped by Bottler, the Authorized Covered Beverages manufactured by Bottler will meet the Technical Requirements and will comply with all applicable laws; provided, however, that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages.

12.7.	Bottler, in accordance with such instructions as may be given from time to time by Company, will submit to Company, at Bottler’s expense, samples of the Authorized Covered Beverages and the raw materials used in the manufacture of the Authorized Covered Beverages. Bottler will permit representatives of Company to have access to the premises of Bottler during ordinary business hours to inspect the plant, equipment, and methods used by Bottler in order to ascertain whether Bottler is complying with the terms of this Section 12, including whether Bottler is complying strictly with the Technical Requirements with respect to the manufacturing, handling and storage of the Authorized Covered Beverages. Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Section 12, as Company may reasonably request from time to time.

12.8.	Bottler is authorized to use only Authorized Containers in the manufacture of the Authorized Covered Beverages, and will use only such Authorized Containers, closures, cases, cartons and other packages and labels as will be authorized from time to time by Company for Bottler and will purchase such items only from manufacturers approved by Company, which approval will not be unreasonably withheld.

12.8.1.	Company will approve three (3) or more manufacturers of such items, if in the reasonable opinion of Company, there are three (3) or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Authorized Covered Beverages.

12.8.2.	Such approval by Company does not relieve Bottler of Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Covered Beverages (it being understood and agreed, however, that Bottler will not be responsible for the review or inspection of the content or design of labels authorized by Company for use on Authorized Covered Beverages).

12.9.	Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months’ prior Notice to Bottler, and, in such event, the repurchase provisions of Section 24.1.2 will apply to such containers so disapproved that are owned by Bottler. Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith and after consultation with Bottler so as to permit Bottler to continue to satisfy the demand in Bottler’s Territory as a whole for Authorized Covered Beverages.

12.10.	Bottler will use commercially reasonable efforts to maintain at all times a stock of, or have entered into other alternate supply arrangements to obtain, Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Authorized Covered Beverages in Authorized Containers in Bottler’s Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time, and Bottler will not use or authorize any other Person to use Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging of the Authorized Covered Beverages.

12.11.	Bottler agrees not to refill or otherwise reuse nonreturnable containers.

12.12.	The parties acknowledge and agree (a) that Bottler makes the representations, warranties and agreements set forth in this Section 12 in reliance on Company’s warranty in Section 11 and (b) that the representations, warranties, covenants and agreements contained in this Section 12 relate solely to Bottler’s activities under this Agreement and the manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities.

13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES

13.1.	If Company determines or becomes aware of the existence of any quality or technical problems relating to any Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities, or any package used for such Authorized Covered Beverage, in Bottler’s Territory, Company will immediately notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication. This notification will include, to the extent available to Company, (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.1.1.	Company may require Bottler to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

13.1.2.	Company will notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall such Authorized Covered Beverages or withdraw such Authorized Covered Beverages from the market or trade.

13.2.	If Bottler determines or becomes aware of the existence of quality or technical problems relating to Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.3.	In the event of a withdrawal or recall of any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities or any package used for such Authorized Covered Beverage, that was produced by Bottler and sold to a Recipient Bottler, Bottler will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by a Recipient Bottler as a result of any such withdrawal or recall.

13.4.

If any withdrawal or recall of any Authorized Covered Beverage manufactured at the Regional Manufacturing Facilities or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrates, or other materials prepared by Company from which the product involved was prepared by Bottler, or (ii) quality or technical defects in Company’s designs and design specifications of packages and labels authorized by Company for use on

Authorized Covered Beverages (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of Company), Company will reimburse Bottler for Bottler’s total reasonable expenses incident to such withdrawal or recall, including any payment made by Bottler to a Recipient Bottler in connection with the specific withdrawal or recall.

13.5.	Conversely, if any withdrawal or recall of Authorized Covered Beverages manufactured at the Regional Manufacturing Facilities is caused by Bottler’s failure to comply with the Technical Requirements or any applicable laws, rules and regulations (it being understood and agreed that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), Bottler will bear its total expenses of such withdrawal or recall and reimburse Company for Company’s total reasonable expenses incident to such withdrawal or recall.

14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES

14.1.	Bottler will participate fully in, and comply fully with, the requirements and programs established from time to time by the NPSG Board; provided, however, that Bottler will not be required to engage in conduct that would result in breach of this Agreement, Bottler’s CBA, or any other agreements between Company and Bottler.

14.2.	[Reserved.]

14.3.	[Reserved.]

14.4.	Bottler will maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.5.	Upon Company’s request, Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for Bottler’s business of manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, including financials and capital investment budgets to the extent related to the Regional Manufacturing Facilities, and, if requested by Company, discuss changes in general management and senior management of Bottler’s manufacturing business, except to the extent otherwise prohibited by applicable law.

14.6.	Bottler will:

14.6.1.	Maintain accurate books, accounts and records relating to the purchasing of Concentrate and the manufacture of Authorized Covered Beverages under this Agreement; and

14.6.2.

Upon Company’s request, provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited detail of cost of goods sold and sales volume for Authorized Covered Beverages to the extent, in the form and manner, as permitted by applicable law and at such times as reasonably required (a) by Company to determine whether Bottler is performing its obligations under this Agreement; (b) by Company to calculate finished goods pricing under the [Recipient Bottler Finished Goods Supply Agreement] [See Note to Draft of Section 4.1.] and (c) by the NPSG Board for the purpose of implementing, administering, and operating the NPSG, subject to appropriate regulatory firewalls ((a), (b), and (c) collectively, the “Financial Information”); provided, however, that Bottler will not be required to provide Company with duplicate copies of any compilation of Financial Information provided to the NPSG that expressly directs the NPSG to provide such compilation to Company.

14.7.	The parties recognize that the Financial Information is critical to the ability of Company and the NPSG to maintain, promote, and safeguard the overall performance, efficiency, integrity, and competitiveness of the product supply system for Authorized Covered Beverages.

14.8.	Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 39 and will not use such information for any purpose other than determining compliance with this Agreement, [to calculate finished goods pricing under the Recipient Bottler Finished Goods Supply Agreement,] [See Note to Draft of Section 4.1.] or as necessary to provide to the NPSG, subject to appropriate regulatory firewalls, for the purpose of facilitating the NPSG’s execution of operational responsibilities such as infrastructure optimization, national sourcing and strategic initiative decisions.

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES

15.1.	Subject to Section 15.2, Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates sold to Bottler for use in manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, the related terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon Notice to Bottler. Bottler acknowledges that information related to pricing of Company’s Concentrates is confidential and will be maintained as such in accordance with Section 39.

15.2.	If Company exercises its discretion under Section 15.1, the “price” charged by Company or its Affiliate for any of the Concentrates will be the same as the “price” charged by Company or its Affiliate for such Concentrate, the terms of payment and other terms and conditions of supply will be the same as those applied by Company for such Concentrates, to each other Regional Producing Bottler (other than a Company Owned Manufacturer) in the United States.

15.3.	For purposes of manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities, Bottler will purchase from Company only such quantities of the Concentrates as will be necessary and sufficient to carry out Bottler’s obligations under this Agreement. Bottler will use the Concentrates exclusively for its manufacture of the Authorized Covered Beverages. Bottler will not sell or otherwise transfer any Concentrates or permit the same to get into the hands of third parties.

16.	OWNERSHIP AND CONTROL OF BOTTLER

16.1.	Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, and the confidentiality required for protection of Company’s trade secrets and confidential information.

16.2.	Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

16.3.	[Reserved.]

16.4.	Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company’s bottling, distribution and sales system. Bottler therefore covenants and agrees:

16.4.1.	Except as otherwise permitted by Bottler’s CBA, not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

16.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.

16.5.	Notwithstanding Section 16.4, the following shall be expressly permitted hereunder:

16.5.1.	Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler’s performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

16.5.2.	Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., manufacturing, market and customer-facing functions) without the prior written consent of Company.

16.6.	Any attempt to take any actions prohibited by Sections 16.4 and 16.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement, unless such actions are otherwise permitted under Bottler’s CBA.

17.	TERM OF AGREEMENT

This Agreement will commence on the Effective Date and continue so long as Bottler’s CBA is in effect (the “Term”).

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE

18.1.	With respect to any one or more Concentrates (the “Affected Products”), as applicable:

18.1.1.	The obligation of Company (including any of its Affiliates) to supply Affected Products to Bottler, and Bottler’s obligation to purchase Affected Products from Company and to manufacture any Authorized Covered Beverages manufactured from such Affected Products, shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

18.1.1.1.	The importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) facilities in the United States;

18.1.1.2.	The manufacture and distribution of Affected Products to Bottler; or

18.1.1.3.	Bottler’s manufacture of Authorized Covered Beverages using such Affected Products.

18.2.	“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred, or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

18.3.	Neither Company (including any of its Affiliates) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform their respective obligations to purchase or supply Concentrate under this Agreement or to manufacture Authorized Covered Beverages made from such Concentrate in quantities to satisfy demand of Company and Recipient Bottlers, as applicable, if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

18.3.1.	The party claiming the excuse afforded by this Section 18.3 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

18.3.2.	If Bottler is the party claiming the excuse afforded by this Section 18.3:

18.3.2.1.	To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within three (3) months from the date of the occurrence of the Force Majeure Event, then,

18.3.2.1.1.	Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement.

18.3.2.2.	To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement.

19.	TERMINATION FOR DEFINED EVENTS

19.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 23, if any of the following events occur:

19.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;

19.1.2.	Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

19.1.3.	A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;

19.1.4.	Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler’s business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

19.1.5.	Any of the Regional Manufacturing Facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler’s ability to fulfill its obligations under this Agreement; or

19.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Regional Manufacturing Facilities in the normal course of business.

19.1.7.	Any Bottler’s Contract, Bottler’s Bottle Contract, or Master Bottle Contract (as the case may be) for Coca-Cola, listed on Schedule 32(d) of Bottler’s CBA, between Company and Bottler or their respective Affiliates is terminated by Company under provisions that permit termination without damages due to Bottler’s breach or default, unless Company agrees in writing that this Section 19.1.7 will not be applied by Company to such termination.

20.	DEFICIENCY TERMINATION

20.1.	Company may also, at Company’s option, terminate this Agreement, subject to the requirements of Section 21 and Section 23, if any of the following events of default occur:

20.1.1.	Bottler fails to make timely payment for Concentrate, or of any other material debt owing to Company;

20.1.2.	The condition of the facilities or equipment used by Bottler in manufacturing the Authorized Covered Beverages at the Regional Manufacturing Facilities, as reflected in any data collected by Company or generated by Bottler, or in any audit or inspection conducted by or on behalf of Company, fails to meet the Technical Requirements reasonably established by Company, and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company and specified in the applicable Technical Corrective Action Plan;

20.1.3.	Bottler fails to handle the Concentrates or manufacture or handle the Authorized Covered Beverages at the Regional Manufacturing Facilities in strict conformity with the Technical Requirements and applicable laws, rules and regulations and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company;

20.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 10;

20.1.5.	[Reserved];

20.1.6.	[Reserved];

20.1.7.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement;

20.1.8.	Bottler breaches in any material respect any of Bottler’s material obligations under the NPSG Governance Agreement and such breach is not timely cured; or

20.1.9.	Any event of default occurs under Section XII of Bottler’s CBA that is not timely cured in the manner provided in Bottler’s CBA.

20.2.	In any such event of default, Company may either exercise its right to terminate under this Section 20 (subject to Section 21 and Section 23), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default; provided, that Company will not take any action pursuant to this Section 20.2 or Section 21.4 that would limit Bottler’s right to cure under Section 21 of this Agreement or Paragraph 34 of Bottler’s CBA.

21.	BOTTLER RIGHT TO CURE

21.1.	Upon the occurrence of any of the events of default enumerated in Section 20, Company will give Bottler Notice of default.

21.2.	In the case of an event of default due to a material breach by Bottler of its obligations under Section 12 (other than Sections 12.2 or 12.4) or Section 13:

21.2.1.	Bottler shall have a period of sixty (60) days from receipt of the Notice of default within which to cure such default, by:

21.2.1.1.	at the instruction of Company and at Bottler’s expense, promptly withdrawing from the market and destroying any Authorized Covered Beverage that fails to meet the Technical Requirements;

21.2.1.2.	compliance with the “Corrective Action” provision of the Technical Requirements; and

21.2.1.3.	implementing a corrective action plan (the “Technical Corrective Action Plan”), to be negotiated in good faith and agreed to by Company and Bottler, that reasonably meets the applicable requirements of the “Corrective Action” provision of the Technical Requirements (which Technical Corrective Action Plan may, by mutual agreement of the parties, provide for actions to be taken after expiration of the cure periods specified herein).

21.2.2.	If such default has not been cured within such initial sixty (60) day period (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Bottler must cure such default within a second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) during which period Company may, by giving Bottler further Notice to such effect, suspend sales to Bottler of Concentrates and require Bottler to cease manufacture of Authorized Covered Beverages at the Regional Manufacturing Facilities and the supply and sale of Authorized Covered Beverages from the Regional Manufacturing Facilities by Bottler to Recipient Bottlers; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then such suspension of Concentrate sales and cessation of manufacture and supply shall be limited to the Regional Manufacturing Facilities in which the default occurred.

21.2.3.	If such default has not been cured during such second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then Bottler will have a third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) within which to cure the default.

21.2.4.	If such default has not been cured during any such third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler notice to such effect, effective immediately.

21.3.	In the case of an event of default other than those specified in Section 21.2:

21.3.1.	Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a corrective action plan (the “Non-Technical Corrective Action Plan”). The Non-Technical Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Non-Technical Corrective Action Plan is provided to Company.

21.3.2.	Company will negotiate in good faith with Bottler the terms of the Non-Technical Corrective Action Plan.

21.3.3.	If Company and Bottler fail to agree on a Non-Technical Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

21.3.4.	If Company and Bottler timely agree on a Non-Technical Corrective Action Plan, but Bottler fails to implement the agreed Non-Technical Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Non-Technical Corrective Action Plan, the default will be deemed not to have been cured.

21.3.5.	In the event of an uncured default under this Section 21.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement and require Bottler to cease manufacturing Authorized Covered Beverages at the Regional Manufacturing Facilities.

21.4.	The provisions of this Section 21 (including any cure) will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (a) termination of this Agreement under Section 20, (b) cessation of Company’s performance of its obligations under this Agreement, or (c) rescission.

21.5.	In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than an event of default specified by Section 21.2), such breach will be deemed to be cured for purposes of this Section 21 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

22.	[RESERVED.]

23.	EFFECT OF BOTTLER’S CBA ON THIS AGREEMENT IN CERTAIN EVENTS

23.1.	Upon any termination of Bottler’s CBA by Company, Company will concurrently terminate this Agreement unless otherwise agreed in writing by the parties.

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS

24.1.	Upon the termination of this Agreement, except to the extent provided in any other agreement between Bottler and Company (or one of Company’s Affiliates):

24.1.1.	Bottler shall not thereafter continue to manufacture any of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities or to make any use of the Trademarks or Authorized Containers, or any closures, cases or labels bearing the Trademarks; and

24.1.2.	Bottler shall forthwith deliver all materials used by Bottler exclusively for the manufacturing of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities, including Concentrates, usable returnable or any nonreturnable containers, cases, closures, and labels bearing the Trademarks, still in Bottler’s possession or under Bottler’s control, to Company or Company’s nominee, as instructed, and, upon receipt, Company shall pay to Bottler a sum equal to the reasonable market value of such supplies or materials. Company will accept and pay for only such articles as are, in the opinion of Company, in first-class and usable condition, and all other such articles shall be destroyed at Bottler’s expense. Containers, closures and all other items bearing the name of Bottler, in addition to the Trademarks, that have not been purchased by Company shall be destroyed without cost to Company, or otherwise disposed of in accordance with instructions given by Company, unless Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of Company. The provisions for repurchase contained this Section 24.1.2 shall apply with regard to any Authorized Container approval of which has been withdrawn by Company under Section 12.10, except under circumstances under which this Agreement is terminated by Company in accordance with Section 20.

25.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such assignment or delegation will not relieve Company from any of its contractual obligations under this Agreement.

26.	LITIGATION

26.1.	Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Concentrates, and to defend any action affecting these matters.

26.2.	At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

26.3.	Bottler shall not have any claim against Company or its Affiliates as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.

26.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.

26.5.	Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

26.6.	Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Authorized Covered Beverages and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Authorized Covered Beverages or the goodwill associated with the Trademarks.

27.	INDEMNIFICATION

27.1.	Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys’ fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s manufacture of the Concentrates (except to the extent arising from matters for which Bottler is responsible under Section 13.5 or Section 27.2); (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.2.	Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s manufacture of the Authorized Covered Beverages at the Regional Manufacturing Facilities (except to the extent arising from matters for which Company is responsible under Section 13.4 or Section 27.1); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.3.	Neither party will be obligated under this Section 27 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

28.	BOTTLER’S INSURANCE

Bottler will obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 27 (including Bottler’s indemnity of Company contained therein) and will on request produce evidence satisfactory to Company of the existence of such insurance. Compliance with this Section 28 will not limit or relieve Bottler from its obligations under Section 27. In addition, Bottler will satisfy the insurance requirements specified on Schedule 28.

29.	[RESERVED.]

30.	INCIDENT MANAGEMENT

30.1.	Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

30.2.	In order to address such incidents, including any questions of quality of the Authorized Covered Beverages that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

30.3.	Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

31.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION

32.1.	As to all matters and things herein mentioned, the parties agree:

32.1.1.	[Reserved];

32.1.2.	This Agreement, together with the National Product Supply System Governance Agreement and the documents implementing and governing the NPSG and the NPSG Board set forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby; provided, however, that any written representations made by either party upon which the other party relied in entering into this Agreement will remain binding to the extent identified on Schedule 32.1.2;

32.1.3.	Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement will not be binding upon Bottler or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of Company or by a duly qualified and authorized representative of Bottler; and

32.1.4.	Except as expressly provided in this Agreement, this Section 32.1 is not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under Bottler’s CBA or the agreements listed in Schedule 32.1.2.

33.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, will not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES

34.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.

34.2.	Each of Company and Bottler agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).

34.3.	Bottler and Company do not intend to create, and this Agreement will not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship. Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements. There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

34.4.	Nothing in this Agreement, express or implied, is intended or will be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.

35.	HEADINGS AND OTHER MATTERS

35.1.	The headings herein are solely for the convenience of the parties and will not affect the interpretation of this Agreement.

35.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.

35.3.	References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules of this Agreement as they may be amended from time to time.

36.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

37.	NOTICE AND ACKNOWLEDGEMENT

37.1.	Notices.

37.1.1.	Requirement of a Writing and Permitted Methods of Delivery. Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

37.1.1.1.	personal delivery;

37.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;

37.1.1.3.	nationally recognized overnight courier, with all fees prepaid;

37.1.1.4.	facsimile; or

37.1.1.5.	e-mail (followed by delivery of an original by another delivery method provided for in this Section).

37.1.2.	Addressees and Addresses. Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

Attention:

Facsimile:

E-mail:

With a copy to:

Attention: General Counsel

Facsimile:

E-mail:

Bottler:

Attention:

Facsimile:

E-mail:

With a copy to:

Attention:

Facsimile:

E-mail:

37.1.3.	Effectiveness of a Notice. Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 37.1.1 and 37.1.2 and if the Addressee has received the Notice. A Notice is deemed to have been received as follows:

37.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.

37.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.

37.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.

37.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).

37.1.3.5.	If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

37.1.3.6.	Despite the other clauses of this Section 37.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

37.2.	If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

37.3.	Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

38.	CHOICE OF LAW AND VENUE

38.1.	This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.

38.2.	The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction. If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

39.	CONFIDENTIALITY

39.1.	In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information. The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party. The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

39.2.	At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party. The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

39.3.	The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement. The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

39.4.	If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

39.5.	Each party will immediately notify the other party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other party.

39.6.	The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

39.7.	Neither party will communicate any information to the other party in violation of the proprietary rights of any third party.

39.8.	Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party, either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements. Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

41.	RESERVATION OF RIGHTS

As relates to the Territories and the Regional Manufacturing Facilities, Company reserves all rights not expressly granted to Bottler under this Agreement or Bottler’s CBA.

42.	BOTTLER AFFILIATES

Bottler hereby absolutely, unconditionally and irrevocably guarantees that any actions taken by any of Bottler’s Affiliates pursuant to this Agreement will be taken in accordance with all applicable requirements set forth herein to the same extent as if such actions had been taken by Bottler. Bottler acknowledges and agrees that any breach of this Agreement by any Affiliate of Bottler shall be considered a breach by Bottler for all purposes hereof.

[Signature page(s) follow]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT             HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE DATES INDICATED BELOW.

THE COCA-COLA COMPANY

By:
Authorized Representative

Date:

[BOTTLER]

By:
Authorized Representative

Date:

EXHIBIT A

Regional Manufacturing Facilities

[To list manufacturing facilities when and as acquired from CCR.]

EXHIBIT B

Authorized Covered Beverages

[Subject to further discussion. To be agreed by the parties prior to Closing]

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

[Full Throttle]

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

TaB

VAULT

VAULT Zero

Delaware Punch

FUZE

FUZE Tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

EXHIBIT C

Finished Goods Supply Agreement

[Subject to further discussion. To be agreed by the parties prior to Closing]

Schedule 2.14

Related Agreements

[To be completed prior to execution of this Agreement.]

Schedule 9.4

Regional Manufacturing Agreement

Regional Manufacturing Agreement

Entered into by The Coca-Cola Company,

a Delaware corporation, and

                    , a

corporation, with Effective Date of

                         , 20     .

TABLE OF CONTENTS

1.	RECITALS	1

2.	DEFINITIONS	1

3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES	3

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES	3

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS	4

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES	5

7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING	5

8.	ACQUIRED MANUFACTURING RIGHTS	5

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS	6

10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS	7

12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES	8

13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES	10

14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES	11

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES	13

16.	OWNERSHIP AND CONTROL OF BOTTLER	14

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE	15

19.	TERMINATION FOR DEFINED EVENTS	17

20.	DEFICIENCY TERMINATION	17

21.	BOTTLER RIGHT TO CURE	18

22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS	20

23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS	20

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS	21

25.	COMPANY’S RIGHT OF ASSIGNMENT	21

26.	LITIGATION	21

27.	INDEMNIFICATION	22

28.	BOTTLER’S INSURANCE	23

29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING AUTHORIZED COVERED BEVERAGES	23

30.	INCIDENT MANAGEMENT	23

31.	SEVERABILITY	23

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION	24

33.	NO WAIVER	24

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES	25

35.	HEADINGS AND OTHER MATTERS	25

36.	EXECUTION IN MULTIPLE COUNTERPARTS	25

37.	NOTICE AND ACKNOWLEDGEMENT	25

38.	CHOICE OF LAW AND VENUE	28

39.	CONFIDENTIALITY	28

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS	29

41.	RESERVATION OF RIGHTS	30

42.	BOTTLER AFFILIATES	30

TABLE OF EXHIBITS

Exhibit	Title	Exhibit References by Section
A	Regional Manufacturing Facilities	1.4 2.1.2

B	Authorized Covered Beverages	1.4 2.3 3.1

C	Finished Goods Supply Agreement	2.7

TABLE OF SCHEDULES

Schedule	Title	Schedule References by Section
2.14	Related Agreements	2.14

10.1.6	Third Party Beverages	10.1.6 10.1.7

12.2	Technical Requirements	12.2

28	Insurance Requirements	28

32.1.2	Agreements Not Affected by this Agreement	32.1.2 32.1.4

Regional Manufacturing Agreement

THIS AGREEMENT IS ENTERED INTO BY THE COCA-COLA COMPANY, A DELAWARE CORPORATION (“COMPANY”), AND             , A             CORPORATION (“BOTTLER”).

1.	RECITALS

1.1.	Company and Bottler (or one or more Affiliates of Bottler) have entered into one or more Comprehensive Beverage Agreement(s) (as may be amended, restated or modified from time to time, “Bottler’s CBA”) authorizing Bottler to market, promote, distribute and sell Covered Beverages and Related Products within specific geographic Territories, subject to the terms and conditions contained in Bottler’s CBA. Capitalized terms used in this Agreement will have the meanings ascribed to them in Bottler’s CBA, unless a different meaning is ascribed under this Agreement;

1.2.	Company manufactures and sells, or authorizes others to manufacture and sell, the Concentrates used to manufacture certain of the Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the Trademarks;

1.3.	Company and Bottler acknowledge that the manufacture of such Covered Beverages is subject to strict production standards and applicable regulatory requirements;

1.4.	Bottler and Company wish to enter into this Agreement in order to permit Bottler to manufacture, produce and package (collectively, “manufacture”), at the Regional Manufacturing Facilities, the Authorized Covered Beverages in Authorized Containers both for (i) distribution and sale by Bottler and its Affiliates for their own account in accordance with Bottler’s CBA; and (ii) sale by Bottler and its Affiliates to Company and to certain other U. S. Coca-Cola Bottlers in accordance with this Agreement;

1.5.	Bottler has requested an authorization from Company to use the Trademarks in connection with such manufacture of the Authorized Covered Beverages;

1.6.	Company is willing to grant the requested authorization to Bottler under the terms and conditions set forth in this Agreement; and

1.7.	Company and Bottler are parties to certain pre-existing contracts, some of which are identified in Bottler’s CBA Exhibit D under which Company has previously authorized Bottler (or one or more Affiliates of Bottler) to manufacture in certain authorized containers, and market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks. All such pre-existing contracts are amended, restated and superseded by this Agreement and Bottler’s CBA, as of the Effective Date, to the extent provided in Section 32.

COMPANY AND BOTTLER AGREE AS FOLLOWS:

2.	DEFINITIONS

2.1.	“Agreement” means this Regional Manufacturing Agreement between Bottler and Company, as amended from time to time.

2.2.	“Authorized Containers” means containers of certain types, sizes, shapes and other distinguishing characteristics that Company from time to time approves in its sole discretion, subject to Section 12.9, for use by all Regional Producing Bottlers in manufacturing Authorized Covered Beverages. A list of Authorized Containers for each Authorized Covered Beverage will be provided by Company to Bottler, which list may be amended by additions, deletions or modifications by Company from time to time in its sole discretion.

2.3.	“Authorized Covered Beverages” means the Covered Beverages identified on Exhibit B, that all Regional Producing Bottlers are authorized to manufacture in Authorized Containers at their respective regional manufacturing facilities, which Exhibit will be deemed automatically amended to add any Covered Beverage that Company hereafter authorizes for concentrate-based, cold-fill manufacturing by any U.S. Coca-Cola Bottler, and which may otherwise be updated from time to time as mutually agreed by Company and the NPSG. For purposes hereof, cold-fill manufacturing means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging. [Note to Draft: Authorization to manufacture Incubation Beverages and fountain syrups to be covered under separate agreements. CCBCC will also need authorization to produce Tum-E Yummies]

2.4.	“Company Owned Manufacturer” means any Affiliate or operating unit of Company located in the United States that manufactures any of the Authorized Covered Beverages for distribution or sale within the United States.

2.5.	“Concentrates” means the concentrates and/or beverage bases used to manufacture the Authorized Covered Beverages, the formulas for all of which constitute trade secrets owned by Company and which are identified by the applicable Trademarks.

2.6.	“Effective Date” means .

2.7.	“Finished Goods Supply Agreement” means the Finished Goods Supply Agreement in the form attached as Exhibit C.

2.8.	“National Product Supply Group” or “NPSG” means The Coca-Cola System National Product Supply Group, as described more fully in the National Product Supply System Governance Agreement.

2.9.	“National Product Supply Group Board” or “NPSG Board” means The Coca-Cola System National Product Supply Group Governance Board, the governing body for the Coca-Cola National Product Supply Group consisting of representatives of Company and selected Regional Producing Bottlers, as described more fully in the National Product Supply System Governance Agreement between Bottler, certain other Regional Producing Bottlers and Company dated as of , 20 .

2.10.	“Recipient Bottler” means (i) a Regional Producing Bottler; (ii) any other Expanding Participating Bottler that Company has authorized to market, promote, distribute, and sell Covered Beverages and Related Products under a Comprehensive Beverage Agreement; and (iii) any Participating Bottler that Company has authorized to market, promote, distribute, and sell Covered Beverages and Related Products under a Comprehensive Beverage Agreement. [Note to Draft: definition subject to further discussion; to be agreed by the parties prior to execution of Production APA.]

2.11.	“Regional Manufacturing Facilities” means the manufacturing facilities owned and operated by Bottler and listed on Exhibit A, which Exhibit will be deemed automatically amended to add any manufacturing facility acquired or built by Bottler after the Effective Date with the approval of the NPSG, and, subject to the requirements of National Product Supply System Governance Agreement, may otherwise be updated from time to time as mutually agreed by Company and Bottler.

2.12.	“Regional Producing Bottler” means (i) Bottler; (ii) any other Expanding Participating Bottler that is a member of the NPSG that Company has authorized to manufacture Authorized Covered Beverages in accordance with a regional manufacturing authorization agreement with terms and conditions that are substantially similar to those of this Agreement (or that are substantially similar to the form of regional manufacturing authorization agreement the parties previously entered into); and (iii) a Company Owned Manufacturer that is a member of the National Product Supply Group.

2.13.	[Reserved.]

2.14.	“Related Agreement” means any agreement identified on Schedule 2.14 between Company and any of Company’s Affiliates and Bottler and any of Bottler’s Affiliates relating to the manufacturing of Authorized Covered Beverages.

3.	AUTHORIZATION FOR BOTTLER TO PURCHASE CONCENTRATES AND TO MANUFACTURE AUTHORIZED COVERED BEVERAGES

3.1.	Company appoints Bottler as an authorized purchaser of the Concentrates for the purpose of manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities. Except as otherwise mutually agreed in writing by Company and Bottler, Company shall not appoint, and shall not consent to any appointment by Coca-Cola Refreshments USA, Inc. or any of its other Affiliates of, any other Person as an authorized purchaser of the Concentrates for the purposes of manufacture, packaging and distribution of such Authorized Covered Beverages in Authorized Containers for sale in Bottler’s First Line Territory or in Bottler’s Sub-Bottling Territory, respectively.

3.2.	Bottler will purchase its entire requirements of Concentrates for such Authorized Covered Beverages exclusively from Company and will not use any other syrup, beverage base, concentrate or other ingredient not specified by Company in the manufacture of Authorized Covered Beverages.

4.	AUTHORIZATION FOR BOTTLER TO SELL AND SUPPLY AUTHORIZED COVERED BEVERAGES [Note to Draft: Section 4 remains subject to further discussion prior to execution of Definitive Agreement for Regional Manufacturing Facility transaction.]

4.1.

Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Recipient Bottlers in accordance with the terms and conditions of the [Recipient Bottler Finished Goods Supply Agreement substantially in the form attached hereto as Schedule 4.1.] [Note to Draft: Form of Recipient Bottler FGSA to be developed by Company and Bottler prior to first

Regional Manufacturing Facility transaction closing, and will reflect that effective 1/1/17 pricing to Recipient Bottlers will be calculated by Bottler in accordance with a pricing formula determined unilaterally by CCNA in a manner that provides [***] and that is intended to strengthen the competitiveness of the TCCC finished goods production system.]

4.2.	Company authorizes Bottler to sell and supply Authorized Covered Beverages manufactured by Bottler to Company, and Bottler agrees to sell to Company, at [***] [Note to Draft: definition of [***] to be mutually agreed prior to signing of Definitive Agreement for Regional Manufacturing Facility transaction.] Authorized Covered Beverages in quantities sufficient to enable Company to satisfy demand of U.S. Coca-Cola Bottlers that are not Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

4.3.	Upon Company’s request, Bottler agrees to advise Company, in accordance with written instructions issued by Company from time to time, of the amount of the Authorized Covered Beverages in Authorized Containers sold by Bottler to each Recipient Bottler and to Company; provided, however, that Bottler will not be required to provide Company with duplicate copies of any such information provided to the NPSG that expressly directs the NPSG to provide such information to Company.

5.	COMPANY AND BOTTLER RIGHTS AND OBLIGATIONS REGARDING THE TRADEMARKS

5.1.	Bottler acknowledges and agrees that Company is the sole and exclusive owner of all rights, title and interest in and to the Trademarks. Company has the unrestricted right, in its sole discretion, to use the Trademarks on the Authorized Covered Beverages and on all other products and merchandise, to determine which Trademarks will be used on which Authorized Covered Beverages, and to determine how the Trademarks will be displayed and used on and in connection with the Authorized Covered Beverages. Bottler agrees not to dispute the validity of the Trademarks or their exclusive ownership by Company either during the Term or thereafter, notwithstanding any applicable doctrines of licensee estoppel.

5.2.	Company grants to Bottler only a nonexclusive, royalty-free license to use the Trademarks in connection with the manufacture of the Authorized Covered Beverages in Authorized Containers at the Regional Manufacturing Facilities and in connection with the sale of such Authorized Covered Beverages to Recipient Bottlers and Company as provided in this Agreement, and in accordance with standards adopted and issued by Company from time to time, and made available to Bottler through written, electronic, on-line or other form or media, subject to the rights reserved to Company under this Agreement.

5.3.	Nothing in this Agreement, nor any act or failure to act by Bottler or Company, will give Bottler any proprietary or ownership interest of any kind in the Trademarks or in the goodwill associated therewith.

5.4.	Bottler acknowledges and agrees that, as between Company and Bottler, all use by Bottler of the Trademarks will inure to the benefit of Company.

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

5.5.	Except as provided in Bottler’s CBA or as otherwise authorized by Company in writing, Bottler must not adopt or use any name, corporate name, trading name, title of establishment or other commercial designation or logo that includes the words “Coca-Cola”, “Coca”, “Cola”, “Coke”, or any of them, or any word, name or designation that is confusingly similar to any of them, or any graphic or visual representation of the Trademarks or any other Trademark or intellectual property owned by Company, without the prior written consent of Company, which consent will not be unreasonably withheld and will be contingent on Bottler’s compliance with Bottler’s CBA and this Agreement.

5.6.	Bottler recognizes that the uniform external appearance of the Trademarks on primary and secondary packaging and on equipment and materials used under this Agreement is important to the Trademarks, the successful marketing of the Covered Beverages, and the Coca-Cola system.

5.6.1.	Bottler agrees, to the extent such Trademarks are utilized by Bottler in connection with the manufacture of Authorized Covered Beverages, to accept and, within a reasonable time, apply, any new or modified standards adopted and issued from time to time by Company that are generally applicable, and made available to Bottler for the design and decoration of trucks and other delivery vehicles, packaging materials, cases, cartons, and other materials and equipment that bear such Trademarks.

5.6.2.	If Company changes such standards, the new standards will apply to all such assets acquired by Bottler following receipt of Notice of the change in standards to the extent Bottler uses the Trademarks on such assets, and will be applied to such existing assets in the normal course of Bottler’s business (e.g., trucks would be repainted consistent with normal maintenance cycles).

6.	REFORMULATION AND DISCONTINUATION OF THE CONCENTRATES

6.1.	Company has the sole and exclusive right and discretion to reformulate any of the Concentrates.

6.2.	Company has the right to discontinue any Concentrates for any Authorized Covered Beverage that is discontinued or Transferred in accordance with the terms of Bottler’s CBA.

7.	TERRITORIAL LIMITATIONS AND TRANSSHIPPING

7.1.	Company and Bottler hereby agree that, notwithstanding the provisions of Section 10 of Bottler’s CBA, Bottler may supply Authorized Covered Beverages in Authorized Containers to Recipient Bottlers in accordance with Section 4 for distribution by such Recipient Bottlers in their respective territories in accordance with their respective Comprehensive Beverage Agreement(s) or other agreements with Company.

7.2.	Bottler agrees not to sell, distribute or otherwise transfer any Authorized Covered Beverage except, (i) distribution and sale in Bottler’s (or any one or more of its Affiliates’) Territories in accordance with Bottler’s CBA, and (ii) sales of Authorized Covered Beverages in Authorized Containers to Recipient Bottlers or Company in accordance with Section 4.

8.	ACQUIRED MANUFACTURING RIGHTS

.

8.1.	If, after the Effective Date, Bottler acquires from another U.S. Coca-Cola Bottler the right to manufacture any of the Authorized Covered Beverages, then, unless otherwise agreed in writing by Company and Bottler, such manufacturing rights will automatically be deemed covered under this Agreement for all purposes and Exhibit A will be deemed automatically amended to add any manufacturing facilities acquired in such acquisition to the list of Regional Manufacturing Facilities identified in Exhibit A, and any separate agreement that may exist concerning such manufacturing rights will be deemed amended, restated and superseded by this Agreement.

8.2.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the application of Section 8.1 to Bottler’s acquisition of manufacturing rights from another U.S. Coca-Cola Bottler.

9.	EFFECT OF NEW OR AMENDED MANUFACTURING AGREEMENTS WITH OTHER REGIONAL PRODUCING BOTTLERS

9.1.	If Company or a Company Affiliate on or after [Note to Draft: insert effective date of initial Regional Manufacturing Agreement] (a) enters into a new authorization agreement to manufacture all or substantially all Authorized Covered Beverages in territories in the United States of America with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, or (b) agrees to an amendment of the terms of a regional manufacturing agreement or other similar agreement authorizing manufacture of all or substantially all Authorized Covered Beverages in territories in the United States with another Regional Producing Bottler (other than a Company Owned Distributor) that is more favorable to such other Regional Producing Bottler than the terms and conditions of this Agreement in any material respect, then Company will offer such other new agreement or amended agreement, as the case may be (a “New Agreement”), in its entirety, to Bottler. If the New Agreement relates to less than all of the Authorized Covered Beverages, then the New Agreement offered to Bottler under this Section 9.1 will cover only those Authorized Covered Beverages covered by the New Agreement.

9.2.	The foregoing obligation will not apply to any consent, waiver or approval provided under this Agreement or under any agreement held by another Regional Producing Bottler; provided, however, that Company will not waive or otherwise enter into any agreement with any other Regional Producing Bottler that limits (a) the requirement set forth in Section 14.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler or (b) the requirement set forth in Section 14.3.1 or any equivalent requirement under any Regional Manufacturing Agreement held by another Regional Producing Bottler.

9.3.	Nothing in this Section 9 will affect (a) Company’s obligation under Section 15.2 or (b) Company’s agreement that the list of Covered Beverages identified on Exhibit B will be the same for all Regional Producing Bottlers.

9.4.	The parties agree to cooperate in taking such other actions as may reasonably be required to further document any amendments and modifications resulting from the provisions of this Section 9.

10.	OBLIGATIONS OF BOTTLER AS TO MANUFACTURE OF OTHER BEVERAGE PRODUCTS

10.1.	Bottler covenants and agrees (subject to any requirements imposed upon Bottler under applicable law) not to manufacture any Beverage, Beverage Component, or other beverage product except for:

10.1.1.	Authorized Covered Beverages, subject to the terms and conditions of this Agreement and any Related Agreement;

10.1.2.	Beverages (including Incubation Beverages), Beverage Components and other beverage products, if and to the extent (a) authorized under any separate written agreement with Company or any of Company’s Affiliates, or (b) otherwise requested by Company or any of its Affiliates;

10.1.3.	Permitted Beverage Products distributed by Bottler or its Affiliates for their own account, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;

10.1.4.	Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to a Recipient Bottler, subject to the terms and conditions of the Recipient Bottler’s CBA; provided that Bottler will not supply any such Beverage, Beverage Component or other beverage product to any Recipient Bottler if Company provides Bottler with Notice that such Beverage, Beverage Component or other beverage product is not a Permitted Beverage Product under such Recipient Bottler’s CBA; provided, further, that Bottler’s supply of any Beverage, Beverage Component or other beverage product to a Recipient Bottler that is not a Permitted Beverage Product under such Recipient Bottler’s CBA will not be a breach of this Section 10.1.4 unless Company provides Bottler with such Notice and Bottler continues to supply such Beverage to such Recipient Bottler thereafter in violation of such Notice;

10.1.5.	Beverages, Beverage Components and other beverage products manufactured by Bottler under license from a third party brand owner and supplied by Bottler to another U.S. Coca-Cola Bottler as of the Effective Date, as specified on Schedule 10.1.5; and [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient U.S. Coca-Cola Bottler; Company to confirm that any such U.S. Coca-Cola Bottler is permitted to distribute any such Beverage to under such bottler’s agreements with Company.]

10.1.6.	Beverages, Beverage Components and other beverage products, not otherwise permitted under Sections 10.1.3, 10.1.4, or 10.1.5, manufactured by Bottler under license from a third party brand owner with Company’s prior written consent, which consent will not be unreasonably withheld and will be specified on Schedule 10.1.5. [Note to Draft: Bottler to provide Company with list of such Beverages produced for each recipient for Company’s consideration in developing initial Schedule 10.1.6.]

10.2.	Notwithstanding anything in Section 10.1 to the contrary, if the NPSG reasonably determines during product supply system sourcing plan development routines that Bottler should supply any Beverage manufactured by Bottler under license from a third party brand owner to certain Recipient Bottlers and/or certain other Regional Producing Bottlers in order to optimize the location for production of such Beverages, then Bottler may do so on a temporary basis as reasonably determined by the NPSG (but in any event not to exceed one hundred eighty (180) days).

11.	WARRANTIES OF COMPANY RELATING TO MANUFACTURE AND QUALITY OF THE CONCENTRATE

Company agrees and warrants that the Concentrates supplied to Bottler, as well as Company’s package designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages, shall comply with all food, labeling, health, packaging and all other applicable laws, including the Federal Food, Drug and Cosmetic Act, as amended (the “Act”), and regulations, and when supplied to Bottler will not be adulterated, contaminated, or misbranded within the meaning of the Act or any other federal, state or local law, rule or regulation applicable thereto.

12.	OBLIGATIONS AND WARRANTIES OF BOTTLER RELATING TO MANUFACTURE AND QUALITY OF THE AUTHORIZED COVERED BEVERAGES

12.1.	Bottler agrees and warrants that Bottler’s handling and storage of the Concentrates and Bottler’s manufacture, handling, storage, transportation and delivery of the Authorized Covered Beverages, including any Authorized Covered Beverages supplied to Company or any Recipient Bottler, will at all times and in all events:

12.1.1.	be accomplished in accordance with the product, package and equipment quality; food safety; workplace safety; and environmental sustainability standards, requirements and instructions reasonably established and routinely communicated in writing, including through electronic systems and media, by Company to Bottler from time to time (collectively “Technical Requirements”); and

12.1.2.	comply with all food, labeling, health, packaging, environmental, safety, sanitation and all other applicable laws, rules, orders, regulations and requirements of any federal, state, city, county or other local government, including any law, statute, ordinance, rule regulation, order, determination, restrictive covenant or deed restriction that regulates the use, generation, disposal, release, storage or presence at the Regional Manufacturing Facilities of substances based upon corrosiveness, toxicity, carcinogenic properties, radioactivity, environmentally hazardous or similar characteristics.

12.2.	The Technical Requirements as of the Effective Date are identified on Schedule 12.2, which schedule will be updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

12.2.1.	Company agrees that all Regional Producing Bottlers will be required to comply with same Technical Requirements; provided, however, that (i) Company may make limited exceptions in application or enforcement where necessary to prevent undue hardship for a Regional Producing Bottler, which exceptions shall not in any way be deemed to modify the Technical Requirements and (ii) this Section 12.2.1 shall not in any way effect, limit, or modify any of Bottler’s or Company’s respective rights and obligations under this Agreement, including Bottler’s obligations under Section 12.1.

12.3.	Bottler represents, warrants and covenants that Bottler possesses, or will possess, prior to the manufacture of the Authorized Covered Beverages, and will maintain during the Term, such plant or plants, machinery and equipment, qualified technical personnel and trained staff as are capable of manufacturing the Authorized Covered Beverages in Authorized Containers in accordance with this Agreement and in sufficient quantities to meet fully the demand for the Authorized Covered Beverages in Authorized Containers by Bottler in the Territory in accordance with sourcing plans developed by the NPSG from time to time.

12.4.	Bottler agrees to use commercially reasonable efforts to meet fully the demand for the Authorized Covered Beverages in Authorized Containers from Recipient Bottlers in accordance with sourcing plans developed by the NPSG from time to time.

12.5.	Bottler recognizes that increases in the demand for the Authorized Covered Beverages, as well as changes in the list of Authorized Containers, may, from time to time, require adaptation of its existing manufacturing or packaging equipment or the purchase of additional manufacturing or packaging equipment. Bottler agrees to use commercially reasonable efforts to make such modifications and adaptations as necessary and to purchase and install such equipment, in time to permit the introduction and manufacture of sufficient quantities of the Authorized Covered Beverages in Authorized Containers, to satisfy fully the demand for the Authorized Covered Beverages in Authorized Containers in the Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time.

12.6.	As of the date the Authorized Covered Beverages in Authorized Containers are shipped by Bottler, the Authorized Covered Beverages manufactured by Bottler will meet the Technical Requirements and will comply with all applicable laws; provided, however, that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages.

12.7.	Bottler, in accordance with such instructions as may be given from time to time by Company, will submit to Company, at Bottler’s expense, samples of the Authorized Covered Beverages and the raw materials used in the manufacture of the Authorized Covered Beverages. Bottler will permit representatives of Company to have access to the premises of Bottler during ordinary business hours to inspect the plant, equipment, and methods used by Bottler in order to ascertain whether Bottler is complying with the terms of this Section 12, including whether Bottler is complying strictly with the Technical Requirements with respect to the manufacturing, handling and storage of the Authorized Covered Beverages. Bottler will also provide Company with all the information regarding Bottler’s compliance with the terms of this Section 12, as Company may reasonably request from time to time.

12.8.	Bottler is authorized to use only Authorized Containers in the manufacture of the Authorized Covered Beverages, and will use only such Authorized Containers, closures, cases, cartons and other packages and labels as will be authorized from time to time by Company for Bottler and will purchase such items only from manufacturers approved by Company, which approval will not be unreasonably withheld.

12.8.1.	Company will approve three (3) or more manufacturers of such items, if in the reasonable opinion of Company, there are three (3) or more manufacturers who are capable of producing such items to be fully suitable for the purpose intended and in accordance with the high quality standards and image of excellence of the Trademarks and the Authorized Covered Beverages.

12.8.2.	Such approval by Company does not relieve Bottler of Bottler’s independent responsibility to assure that the Authorized Containers, closures, cases, cartons and other packages and labels purchased by Bottler are suitable for the purpose intended, and in accordance with the good reputation and image of excellence of the Trademarks and Covered Beverages (it being understood and agreed, however, that Bottler will not be responsible for the review or inspection of the content or design of labels authorized by Company for use on Authorized Covered Beverages).

12.9.	Company reserves the right to withdraw from time to time its approval of any of the Authorized Containers upon six (6) months’ prior Notice to Bottler, and, in such event, the repurchase provisions of Section 24.1.2 will apply to such containers so disapproved that are owned by Bottler. Company will exercise its right to approve, and to withdraw its approval of, specific Authorized Containers in good faith and after consultation with Bottler so as to permit Bottler to continue to satisfy the demand in Bottler’s Territory as a whole for Authorized Covered Beverages.

12.10.	Bottler will use commercially reasonable efforts to maintain at all times a stock of, or have entered into other alternate supply arrangements to obtain, Authorized Containers, closures, labels, cases, cartons, and other essential related materials bearing the Trademarks, sufficient to satisfy fully the demand for Authorized Covered Beverages in Authorized Containers in Bottler’s Territory and to fulfill Bottler’s supply obligations, if any, to Recipient Bottlers, in each case in accordance with sourcing plans developed by the NPSG from time to time, and Bottler will not use or authorize any other Person to use Authorized Containers, or such closures, labels, cases, cartons and other materials, if they bear the Trademarks or contain any Beverages, for any purpose other than the packaging of the Authorized Covered Beverages.

12.11.	Bottler agrees not to refill or otherwise reuse nonreturnable containers.

12.12.	The parties acknowledge that Bottler makes the representations, warranties and agreements set forth in this Section 12 in reliance on Company’s warranty in Section 11.

13.	OBLIGATIONS OF COMPANY AND BOTTLER RELATING TO RECALL OF AUTHORIZED COVERED BEVERAGES

13.1.	If Company determines or becomes aware of the existence of any quality or technical problems relating to any Authorized Covered Beverages, or any package used for such Authorized Covered Beverage, in Bottler’s Territory, Company will immediately notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication. This notification will include, to the extent available to Company, (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.1.1.	Company may require Bottler to take all necessary action to recall all of such Authorized Covered Beverages, or any package used for such Authorized Covered, or withdraw immediately such Authorized Covered Beverages from the market or the trade, as the case may be.

13.1.2.	Company will notify Bottler by telephone, facsimile, e-mail or any other form of immediate communication of the decision by Company to require Bottler to recall Authorized Covered Beverages or withdraw such Authorized Covered Beverages from the market or trade.

13.2.	If Bottler determines or becomes aware of the existence of quality or technical problems relating to Authorized Covered Beverages, then Bottler must immediately notify Company by telephone, e-mail or any other form of immediate communication. This notification must include: (a) the identity and quantities of Authorized Covered Beverages involved, including the specific packages, (b) coding data, and (c) all other relevant data that will assist in tracing such Authorized Covered Beverages.

13.3.	In the event of a withdrawal or recall of any Authorized Covered Beverage or any package used for such Authorized Covered Beverage, that was produced by Bottler and sold to a Recipient Bottler, Bottler will use its commercially reasonable efforts to respond promptly and fairly if a claim is made by a Recipient Bottler as a result of any such withdrawal or recall.

13.4.	If any withdrawal or recall of any Authorized Covered Beverage or any of the packages used therefor is caused by (i) quality or technical defects in the Concentrates, or other materials prepared by Company from which the product involved was prepared by Bottler, or (ii) quality or technical defects in Company’s designs and design specifications of packages and labels authorized by Company for use on Authorized Covered Beverages (and specifically excluding designs and specifications of other parties and the failure of other parties to manufacture packages in strict conformity with the designs and specifications of Company), Company will reimburse Bottler for Bottler’s total reasonable expenses incident to such withdrawal or recall, including any payment made by Bottler to a Recipient Bottler in connection with the specific withdrawal or recall.

13.5.	Conversely, if any withdrawal or recall is caused by Bottler’s failure to comply with the Technical Requirements or any applicable laws, rules and regulations (it being understood and agreed that Bottler will not be responsible for any failure to comply with the Technical Requirements or applicable laws to the extent such failure results from the content or design of labels authorized by Company for use on Authorized Covered Beverages), Bottler will bear its total expenses of such withdrawal or recall and reimburse Company for Company’s total reasonable expenses incident to such withdrawal or recall.

14.	OBLIGATIONS OF BOTTLER RELATING TO MANUFACTURE OF AUTHORIZED COVERED BEVERAGES, SYSTEM GOVERNANCE, INVESTMENT, MANAGEMENT, REPORTING AND PLANNING ACTIVITIES

14.1.	Bottler will participate fully in, and comply fully with, the requirements and programs established from time to time by the NPSG Board; provided, however, that Bottler will not be required to engage in conduct that would result in breach of this Agreement, Bottler’s CBA, or any other agreements between Company and Bottler.

14.2.	Bottler will provide competent and well-trained management and recruit, train, maintain and direct all personnel as required to perform all of Bottler’s obligations under this Agreement, and, in accordance with any requirements imposed upon Bottler under applicable laws, consult with Company, as applicable, before hiring a new Chief Executive Officer, senior operating officer, senior financial officer, senior product supply or manufacturing officer, or senior commercial officer of Bottler; provided however, that Company’s consent will not be required with respect to such hiring decisions made by Bottler.

14.3.	Company and Bottler hereby agree that:

14.3.1.	Notwithstanding any provision of Bottler’s CBA to the contrary regarding minimum capital expenditures, Bottler shall make capital expenditures (as defined under generally accepted accounting principles in force in the United States of America or in any successor set of accounting principles that may then be in effect), in Bottler’s business of marketing, promoting, distributing, selling and manufacturing Covered Beverages in Bottler’s Territory, in sufficient amounts such that, when taken together with the capital expenditures required under Section 14.5 of Bottler’s CBA, Bottler’s aggregate capital expenditures with respect to such business shall equal the greater of (a) two and one/half percent (2.5%) of Bottler’s Annual Net Revenue related to the manufacture, distribution and sale of Covered Beverages over each rolling five-calendar year period during the Term, or (b) such other amount as reasonably required for Bottler to comply with its obligations under Bottler’s CBA and this Agreement. Such capital expenditures will be for the organization, installation, operation, maintenance and replacement within Bottler’s Territory of such manufacturing, warehousing, distribution, delivery, transportation, vending equipment, merchandising equipment, and other facilities, infrastructure, assets, and equipment. For the avoidance of doubt, any capital expenditures related to Strategic Infrastructure Planning projects approved by the NPSG Board are separate from, and in addition to, the capital expenditures described in this paragraph.

14.3.2.	For this purpose, capital expenditures will be calculated on a cash (rather than accrual) basis (i.e., it will be assumed that all such capitalized expenditures are expensed in the year made rather than capitalized and amortized).

14.4.	Bottler will maintain the consolidated financial capacity reasonably necessary to assure that Bottler and all Bottler Affiliates will be financially able to perform their respective duties and obligations under this Agreement.

14.5.	Upon Company’s request, Bottler will provide to Company each year and review with Company an annual and long range operating plan and budget for Bottler’s business of manufacturing Authorized Covered Beverages, including financials and capital investment budgets, and, if requested by Company, discuss changes in general management and senior management of Bottler’s manufacturing business, except to the extent otherwise prohibited by applicable law.

14.6.	Bottler will:

14.6.1.	Maintain accurate books, accounts and records relating to the purchasing of Concentrate and the manufacture of Authorized Covered Beverages under this Agreement; and

14.6.2.	Upon Company’s request, provide to Company such operational, financial, accounting, forecasting, planning and other information, including audited and unaudited detail of cost of goods sold and sales volume for Authorized Covered Beverages to the extent, in the form and manner, as permitted by applicable law and at such times as reasonably required (a) by Company to determine whether Bottler is performing its obligations under this Agreement; (b) by Company to calculate finished goods pricing under the [Recipient Bottler Finished Goods Supply Agreement] [See Note to Draft of Section 4.1.] and (c) by the NPSG Board for the purpose of implementing, administering, and operating the NPSG, subject to appropriate regulatory firewalls ((a), (b), and (c) collectively, the “Financial Information”); provided, however, that Bottler will not be required to provide Company with duplicate copies of any compilation of Financial Information provided to the NPSG that expressly directs the NPSG to provide such compilation to Company.

14.7.	The parties recognize that the Financial Information is critical to the ability of Company and the NPSG to maintain, promote, and safeguard the overall performance, efficiency, integrity, and competitiveness of the product supply system for Authorized Covered Beverages.

14.8.	Company will hold the Financial Information provided by Bottler in accordance with the confidentiality provisions of Section 39 and will not use such information for any purpose other than determining compliance with this Agreement, [to calculate finished goods pricing under the Recipient Bottler Finished Goods Supply Agreement,] [See Note to Draft of Section 4.1.] or as necessary to provide to the NPSG, subject to appropriate regulatory firewalls, for the purpose of facilitating the NPSG’s execution of operational responsibilities such as infrastructure optimization, national sourcing and strategic initiative decisions.

15.	PRICING AND OTHER CONDITIONS OF PURCHASE AND SALE OF CONCENTRATES

15.1.	Subject to Section 15.2, Company reserves the right to establish and to revise at any time, in its sole discretion, the price of any of the Concentrates, the terms of payment, and the other terms and conditions of supply, any such revision to be effective immediately upon Notice to Bottler. Bottler acknowledges that information related to pricing of Company’s Concentrates is confidential and will be maintained as such in accordance with Section 39.

15.2.	If Company exercises its discretion under Section 15.1, the “price” charged by Company or its Affiliate for any of the Concentrates will be the same as the “price” charged by Company or its Affiliate for such Concentrate, the terms of payment and other terms and conditions of supply will be the same as those applied by Company for such Concentrates, to each other Regional Producing Bottler (other than a Company Owned Manufacturer) in the United States.

15.3.	Bottler will purchase from Company only such quantities of the Concentrates as will be necessary and sufficient to carry out Bottler’s obligations under this Agreement. Bottler will use the Concentrates exclusively for its manufacture of the Authorized Covered Beverages. Bottler will not sell or otherwise transfer any Concentrates or permit the same to get into the hands of third parties.

16.	OWNERSHIP AND CONTROL OF BOTTLER

16.1.	Bottler hereby acknowledges the personal nature of Bottler’s obligations under this Agreement, including with respect to the performance standards applicable to Bottler, the dependence of the Trademarks on proper quality control, and the confidentiality required for protection of Company’s trade secrets and confidential information.

16.2.	Bottler represents and warrants to Company that, prior to execution of this Agreement, Bottler has made available to Company a complete and accurate list of Persons that own more than five percent (5%) of the outstanding securities of Bottler, and/or of any third parties having a right to, or effective power of, control or management of Bottler (whether through contract or otherwise).

16.3.	Except as otherwise permitted under Bottler’s CBA, Bottler covenants and agrees:

16.3.1.	To inform Company without delay of any changes in the record ownership (or, if known to Bottler, any change in the Beneficial Ownership) of more than ten percent (10%) of the shares of Bottler’s outstanding equity interests in a transaction or series of related transactions, provided, that if Bottler is subject to the disclosure and reporting requirements of the Securities Exchange Act of 1934, as amended, this Section 16.3.1 shall not apply;

16.3.2.	To inform Company without delay if a Change of Control occurs with respect to Bottler; and

16.3.3.	Not to change its legal form of organization without first obtaining the written consent of Company, which consent will not be unreasonably withheld, conditioned or delayed. It is understood and agreed that Company will not withhold its consent unless the change in legal form could reasonably be expected to affect Bottler’s obligations under this Agreement. For this purpose, (a) the making of an election to be taxed as a Subchapter S corporation for federal income tax purposes, or termination of such an election, and/or (b) reincorporation in another state within the United States of America, will not be considered a change in Bottler’s legal form of organization and will not require Company’s consent.

16.4.	Bottler acknowledges that Company has a vested and legitimate interest in maintaining, promoting and safeguarding the overall performance, efficiency and integrity of Company’s bottling, distribution and sales system. Bottler therefore covenants and agrees:

16.4.1.	Except as otherwise permitted by Bottler’s CBA, not to assign, transfer or pledge this Agreement or any interest herein, in whole or in part, whether voluntarily, involuntarily, or by operation of law (including by merger or liquidation), or sublicense its rights under this Agreement, in whole or in part, to any third party or parties, without the prior written consent of Company; and

16.4.2.	Not to delegate any material element of Bottler’s performance under this Agreement, in whole or in part, to any third party or parties without the prior written consent of Company.

16.5.	Notwithstanding Section 16.4, the following shall be expressly permitted hereunder:

16.5.1.	Bottler may, after Notice to Company, assign, transfer or pledge this Agreement or any interest herein, in whole or in part, or delegate any material element of Bottler’s performance of this Agreement, in whole or in part, to any wholly-owned Affiliate of Bottler; provided that (a) any such Affiliate must agree in writing to be bound by and comply with the terms and conditions of this Agreement, and (b) any such assignment, transfer, pledge or delegation will not relieve Bottler of any of its obligations under this Agreement; and

16.5.2.	Bottler may engage third party contractors and service providers for the purpose of receiving services relating to non-core functions (e.g., back-office administrative services, human resources, payroll, information technology services and similar services); provided that (a) Bottler will retain full responsibility to Company for all of Bottler’s obligations under this Agreement; and (b) Bottler may not subcontract core functions (i.e., manufacturing, market and customer-facing functions) without the prior written consent of Company.

16.6.	Any attempt to take any actions prohibited by Sections 16.4 and 16.5 without Company’s prior written consent shall be void and shall be deemed to be a material breach of this Agreement, unless such actions are otherwise permitted under Bottler’s CBA.

16.7.	Bottler may not describe Company or Bottler’s relationship with Company in any prospectus, offering materials, or marketing materials used by or on behalf of Bottler in connection with the issue, offer, sale, transfer, or exchange of any ownership interest in Bottler or any bonds, debentures or other evidence of indebtedness of Bottler, unless Bottler provides Company with such description at least five (5) Business Days prior to filing or use. Company must provide any comments within three (3) Business Days following receipt of the materials from Bottler. Except as otherwise provided by this Agreement in connection with a Change of Control or sale of the Business, Company shall not require Bottler to disclose the identity of prospective investors, bondholders or lenders or the terms, rates or conditions of the underlying agreements with such Persons. Bottler will not be required to provide to Company any description that has been previously reviewed by Company.

17.	TERM OF AGREEMENT

This Agreement will commence on the Effective Date and continue so long as Bottler’s CBA is in effect (the “Term”).

18.	COMMERCIAL IMPRACTICABILITY AND FORCE MAJEURE

18.1.	With respect to any one or more Concentrates (the “Affected Products”), as applicable:

18.1.1.	The obligation of Company (including any of its Affiliates) to supply Affected Products to Bottler, and Bottler’s obligation to purchase Affected Products from Company and to manufacture any Authorized Covered Beverages manufactured from such Affected Products, shall be suspended during any period when there occurs a change in applicable laws, regulations or administrative measures (including any government permission or authorization regarding customs, health or manufacturing, and further including the withdrawal of any government authorization required by any of the parties to carry out the terms of this Agreement), or issuance of any judicial decree or order binding on any of the parties hereto, in each case in such a manner as to render unlawful or commercially impracticable:

18.1.1.1.	The importation or exportation of any essential ingredients of the Affected Products that cannot be produced in quantities sufficient to satisfy the demand therefor by existing Company (including any of its Affiliates) facilities in the United States;

18.1.1.2.	The manufacture and distribution of Affected Products to Bottler; or

18.1.1.3.	Bottler’s manufacture of Authorized Covered Beverages using such Affected Products.

18.2.	“Force Majeure Event” means any strike, blacklisting, boycott or sanctions imposed by a sovereign nation or supra-national organization of sovereign nations, however incurred, or any act of God, act of foreign enemies, embargo, quarantine, riot, insurrection, a declared or undeclared war, state of war or belligerency or hazard or danger incident thereto.

18.3.	Neither Company (including any of its Affiliates) nor Bottler shall be liable for or be subject to any claim for breach or termination as the result of a failure to perform their respective obligations to purchase or supply Concentrate under this Agreement or to manufacture Authorized Covered Beverages made from such Concentrate in quantities to satisfy demand of Company and Recipient Bottlers, as applicable, if and to the extent that such failure is caused by or results from a Force Majeure Event; provided, however:

18.3.1.	The party claiming the excuse afforded by this Section 18.3 must use commercially reasonable efforts to comply with any excused obligations under this Agreement that are impaired by such Force Majeure Event; and

18.3.2.	If Bottler is the party claiming the excuse afforded by this Section 18.3:

18.3.2.1.	To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within three (3) months from the date of the occurrence of the Force Majeure Event, then,

18.3.2.1.1.	Company shall have the right (but not the obligation) upon not less than one (1) month prior Notice to suspend this Agreement and Related Agreements during the period of time that such Force Majeure Event results in Bottler being unable to perform its obligations under this Agreement.

18.3.2.2.	To the extent that Bottler is unable to remediate the effect on its ability to perform caused by such Force Majeure Event within two (2) years from the date of occurrence of the Force Majeure Event, Company shall have the right to terminate this Agreement.

19.	TERMINATION FOR DEFINED EVENTS

19.1.	Company may, at Company’s option, terminate this Agreement, subject to the requirements of Section 23, if any of the following events occur:

19.1.1.	An order for relief is entered with respect to Bottler under any Chapter of Title 11 of the United States Code, as amended;

19.1.2.	Bottler voluntarily commences any bankruptcy, insolvency, receivership, or assignment for the benefit of creditors proceeding, case, or suit or consents to such a proceeding, case or suit under the laws of any state, commonwealth or territory of the United States or any country, kingdom or commonwealth or sub-division thereof not governed by the United States;

19.1.3.	A petition, proceeding, case, complaint or suit for bankruptcy, insolvency, receivership, or assignment for the benefit of creditors, under the laws of any state, territory or commonwealth of the United States or any country, commonwealth or sub-division thereof or kingdom not governed by the United States, is filed against Bottler, and such a petition, proceeding, suit, complaint or case is not dismissed within sixty (60) days after the commencement or filing of such a petition, proceeding, complaint, case or suit or the order of dismissal is appealed and stayed;

19.1.4.	Bottler makes an assignment for the benefit of creditors, deed of trust for the benefit of creditors or makes an arrangement or composition with creditors; a receiver or trustee for Bottler or for any interest in Bottler’s business is appointed and such order or decree appointing the receiver or trustee is not vacated, dismissed or discharged within sixty (60) days after such appointment or such order or decree is appealed and stayed;

19.1.5.	Any of Bottler’s equipment or facilities is subject to attachment, levy or other final process for more than twenty (20) days or any of its equipment or facilities is noticed for judicial or non-judicial foreclosure sale and such attachment, levy, process or sale would materially and adversely affect Bottler’s ability to fulfill its obligations under this Agreement; or

19.1.6.	Bottler becomes insolvent or ceases to conduct its operations relating to the Business in the normal course of business.

20.	DEFICIENCY TERMINATION

20.1.	Company may also, at Company’s option, terminate this Agreement, subject to the requirements of Section 21 and Section 23, if any of the following events of default occur:

20.1.1.	Bottler fails to make timely payment for Concentrate, or of any other material debt owing to Company;

20.1.2.	The condition of the facilities or equipment used by Bottler in manufacturing the Authorized Covered Beverages, as reflected in any data collected by Company or generated by Bottler, or in any audit or inspection conducted by or on behalf of Company, fails to meet the Technical Requirements reasonably established by Company, and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company and specified in the applicable Technical Corrective Action Plan;

20.1.3.	Bottler fails to handle the Concentrates or manufacture or handle the Authorized Covered Beverages in strict conformity with the Technical Requirements and applicable laws, rules and regulations and Bottler fails to complete corrective measures approved by Company within the timeframe therefor reasonably established by Company;

20.1.4.	Bottler or any Affiliate of Bottler engages in any of the activities prohibited under Section 10;

20.1.5.	A Change of Control occurs with respect to Bottler, except as permitted under Bottler’s CBA;

20.1.6.	Any Disposition of any voting securities representing more than fifty percent (50%) of the voting power of any Bottler Subsidiary (other than to a wholly-owned Affiliate in connection with an internal corporate reorganization) is made by Bottler or by any Bottler Subsidiary, except as permitted under Bottler’s CBA. “Bottler Subsidiary” means any Person that is Controlled, directly or indirectly, by Bottler, and that is a party, or Controls directly or indirectly a party, to an agreement with Company or any of its Affiliates regarding the manufacturing of Authorized Covered Beverages;

20.1.7.	Bottler breaches in any material respect any of Bottler’s other material obligations under this Agreement;

20.1.8.	Bottler breaches in any material respect any of Bottler’s material obligations under the NPSG Governance Agreement and such breach is not timely cured; or

20.1.9.	Any event of default occurs under Section 22 of Bottler’s CBA that is not timely cured in the manner provided in Bottler’s CBA.

20.2.	In any such event of default, Company may either exercise its right to terminate under this Section 20 (subject to Section 21 and Section 23), or pursue any rights and remedies (other than termination) against Bottler with respect to any such event of default; provided, that Company will not take any action pursuant to this Section 20.2 or Section 21.4 that would limit Bottler’s right to cure under Section 21 of this Agreement or Section 23 of Bottler’s CBA.

21.	BOTTLER RIGHT TO CURE

21.1.	Upon the occurrence of any of the events of default enumerated in Section 20, Company will give Bottler Notice of default.

21.2.	In the case of an event of default due to a material breach by Bottler of its obligations under Section 12 (other than Sections 12.2 or 12.4) or Section 13:

21.2.1.	Bottler shall have a period of sixty (60) days from receipt of the Notice of default within which to cure such default, by:

21.2.1.1.	at the instruction of Company and at Bottler’s expense, promptly withdrawing from the market and destroying any Authorized Covered Beverage that fails to meet the Technical Requirements;

21.2.1.2.	compliance with the “Corrective Action” provision of the Technical Requirements; and

21.2.1.3.	implementing a corrective action plan (the “Technical Corrective Action Plan”), to be negotiated in good faith and agreed to by Company and Bottler, that reasonably meets the applicable requirements of the “Corrective Action” provision of the Technical Requirements (which Technical Corrective Action Plan may, by mutual agreement of the parties, provide for actions to be taken after expiration of the cure periods specified herein).

21.2.2.	If such default has not been cured within such initial sixty (60) day period (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Bottler must cure such default within a second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) during which period Company may, by giving Bottler further Notice to such effect, suspend sales to Bottler of Concentrates and require Bottler to cease manufacture of Authorized Covered Beverages and the supply and sale of Authorized Covered Beverages by Bottler to Recipient Bottlers; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then such suspension of Concentrate sales and cessation of manufacture and supply shall be limited to the manufacturing facilities in which the default occurred.

21.2.3.	If such default has not been cured during such second period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler Notice to such effect, effective immediately; provided, however, that if Bottler has throughout the first and second cure periods strictly complied with Section 13 (Recall) and Section 30 (Incident Management), then Bottler will have a third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan) within which to cure the default.

21.2.4.	If such default has not been cured during any such third period of sixty (60) days (or such extended period, if any, provided for under a Technical Corrective Action Plan), then Company may terminate this Agreement, by giving Bottler notice to such effect, effective immediately.

21.3.	In the case of an event of default other than those specified in Section 21.2:

21.3.1.	Within sixty (60) days of receipt of such Notice, Bottler will provide Company with a corrective action plan (the “Non-Technical Corrective Action Plan”). The Non-Technical Corrective Action Plan must provide for correction of all issues identified in the Notice of default within one (1) year or less from the date on which the Non-Technical Corrective Action Plan is provided to Company.

21.3.2.	Company will negotiate in good faith with Bottler the terms of the Non-Technical Corrective Action Plan.

21.3.3.	If Company and Bottler fail to agree on a Non-Technical Corrective Action Plan within sixty (60) days of Bottler’s tender of such plan, Bottler must cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice of default. If Bottler fails to cure the default described in the Notice of default within one (1) year of Bottler’s receipt of the Notice, the default will be deemed not to have been cured.

21.3.4.	If Company and Bottler timely agree on a Non-Technical Corrective Action Plan, but Bottler fails to implement the agreed Non-Technical Corrective Action Plan to Company’s reasonable satisfaction within the time period specified by the Non-Technical Corrective Action Plan, the default will be deemed not to have been cured.

21.3.5.	In the event of an uncured default under this Section 21.3, Company may, by giving Bottler further Notice of termination, terminate this Agreement under Section 20 and require Bottler to cease manufacturing Authorized Covered Beverages.

21.4.	The provisions of this Section 21 (including any cure) will not limit Company’s right to pursue remedies under this Agreement on account of Bottler’s default, other than (a) termination of this Agreement under Section 20, (b) cessation of Company’s performance of its obligations under this Agreement, or (c) rescission.

21.5.	In the case of a breach by Bottler or one of its Affiliates of its obligations under this Agreement (other than an event of default specified by Section 21.2), such breach will be deemed to be cured for purposes of this Section 21 if Bottler (or its Affiliate) has terminated the acts or omissions described in such Notice of breach, and has taken reasonable steps under the circumstances to prevent the recurrence of such breach.

22.	BOTTLER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO SALE OF ITS BUSINESS

For purposes of clarity, the parties hereby agree that any purchase or sale of the “Business”, as that term is used in Bottler’s CBA, will include Bottler’s aggregate business directly and primarily related to the manufacture of Authorized Covered Beverages and other beverage products. [Note to Draft: Bottler’s CBA Schedule 24.1 will include Bottler’s manufacturing business as an “Included Business”.]

23.	EFFECT OF THIS AGREEMENT ON BOTTLER’S CBA IN CERTAIN EVENTS

23.1.	Unless otherwise agreed in writing by the parties, if Company terminates this Agreement in accordance with Section 19 or Section 20 hereof, Company will concurrently terminate Bottler’s CBA in accordance with Section 21.1.7 thereof, and the compensation provisions set forth in Section 25 of Bottler’s CBA will govern.

23.2.	Upon any termination of Bottler’s CBA by Company, Company will concurrently terminate this Agreement unless otherwise agreed in writing by the parties.

23.3.	If Bottler’s CBA is amended in accordance with Section 24.4.3 thereof, then this Agreement will be deemed automatically amended to revise the text in Section 10.1.3 by deleting it in its entirety and replacing it with the following: “Permitted Beverage Products distributed by Bottler or its Affiliates, subject to the terms and conditions of Bottler’s or Bottler Affiliate’s CBA;”. Except as set forth in the preceding sentence, the amendment of Bottler’s CBA in accordance with Section 24.4.3 thereof will not affect any of the other rights or obligations of the parties under this Agreement.

24.	POST-EXPIRATION AND POST-TERMINATION OBLIGATIONS

24.1.	Upon the termination of this Agreement, except to the extent provided in any other agreement between Bottler and Company (or one of Company’s Affiliates):

24.1.1.	Bottler shall not thereafter continue to manufacture any of the Authorized Covered Beverages in Authorized Containers or to make any use of the Trademarks or Authorized Containers, or any closures, cases or labels bearing the Trademarks; and

24.1.2.	Bottler shall forthwith deliver all materials used by Bottler exclusively for the manufacturing of the Authorized Covered Beverages in Authorized Containers, including Concentrates, usable returnable or any nonreturnable containers, cases, closures, and labels bearing the Trademarks, still in Bottler’s possession or under Bottler’s control, to Company or Company’s nominee, as instructed, and, upon receipt, Company shall pay to Bottler a sum equal to the reasonable market value of such supplies or materials; provided, however, that no such payment shall be made in connection with a purchase by Company of Bottler’s Business or production assets in accordance with Section 22. Company will accept and pay for only such articles as are, in the opinion of Company, in first-class and usable condition, and all other such articles shall be destroyed at Bottler’s expense. Containers, closures and all other items bearing the name of Bottler, in addition to the Trademarks, that have not been purchased by Company shall be destroyed without cost to Company, or otherwise disposed of in accordance with instructions given by Company, unless Bottler can remove or obliterate the Trademarks therefrom to the satisfaction of Company. The provisions for repurchase contained this Section 24.1.2 shall apply with regard to any Authorized Container approval of which has been withdrawn by Company under Section 12.10, except under circumstances under which this Agreement is terminated by Company in accordance with Section 20.

25.	COMPANY’S RIGHT OF ASSIGNMENT

Company may assign any of its rights and delegate all or any of its duties or obligations under this Agreement to one or more of its Affiliates; provided, however, that any such assignment or delegation will not relieve Company from any of its contractual obligations under this Agreement.

26.	LITIGATION

26.1.	Company reserves and has the sole and exclusive right and responsibility to institute any civil, administrative or criminal proceedings or actions, and generally to take or seek any available legal remedy it deems desirable, for the protection of its reputation, the Trademarks, and other intellectual property rights, as well as for the Concentrates, and to defend any action affecting these matters.

26.2.	At the request of Company, Bottler will render reasonable assistance in any such action, including, if requested to do so in the sole discretion of Company, allowing Bottler to be named as a party to such action. However, no financial burden will be imposed on Bottler for rendering such assistance.

26.3.	Bottler shall not have any claim against Company or its Affiliates as a result of such proceedings or action or for any failure to institute or defend such proceedings or action.

26.4.	Bottler must promptly notify Company of any litigation or proceedings instituted or threatened against Bottler affecting these matters.

26.5.	Bottler must not institute any legal or administrative proceedings against any third party that may affect the interests of Company in the Trademarks without the prior written consent of Company, which consent Company may grant or withhold in its sole discretion.

26.6.	Bottler will consult with Company on all product liability claims, proceedings or actions brought against Bottler in connection with the Authorized Covered Beverages and will take such action with respect to the defense of any such claim or lawsuit as Company may reasonably request in order to protect the interests of Company in the Authorized Covered Beverages or the goodwill associated with the Trademarks.

27.	INDEMNIFICATION

27.1.	Company will indemnify, protect, defend and hold harmless each of Bottler and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all claims, liabilities, losses, damages, injuries, demands, actions, causes of action, suits, proceedings, judgments and expenses, including reasonable attorneys’ fees, court costs and other legal expenses (collectively, “Losses”), to the extent arising from, connected with or attributable to: (a) Company’s manufacture of the Concentrates (except to the extent arising from matters for which Bottler is responsible under Section 13.5 or Section 27.2); (b) the breach by Company of any provision this Agreement; (c) Bottler’s use, in accordance with this Agreement and Company guidelines respecting use of Company intellectual property, of the Trademarks or of package labels; or (d) the inaccuracy of any warranty or representation made by Company herein or in connection herewith. None of the above indemnities shall require Company to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.2.	Bottler will indemnify, protect, defend and hold harmless each of Company and its Affiliates, and their respective directors, officers, employees, shareholders, owners and agents, from and against all Losses to the extent arising from, connected with or attributable to: (a) Bottler’s manufacture of the Authorized Covered Beverages (except to the extent arising from matters for which Company is responsible under Section 13.4 or Section 27.1); (b) the breach by Bottler of any provision of this Agreement; or (c) the inaccuracy of any warranty or representation made by Bottler herein or in connection herewith. None of the above indemnities shall require Bottler to indemnify, protect, defend or hold harmless any indemnitee with respect to any claim to the extent such claim arises from, is connected with or is attributable to the negligence or willful misconduct of such indemnitee.

27.3.	Neither party will be obligated under this Section 27 to indemnify the other party for Losses consisting of lost profits or revenues, loss of use, or similar economic loss, or for any indirect, special, incidental, consequential or similar damages (“Consequential Damages”) arising out of or in connection with the performance or non-performance of this Agreement (except to the extent that an indemnified third party claim asserted against a party includes Consequential Damages).

28.	BOTTLER’S INSURANCE

Bottler will obtain and maintain a policy of insurance with insurance carriers in such amounts and against such risks as would be maintained by a similarly situated company of a similar size and giving full and comprehensive coverage both as to amount and risks covered in respect of matters referred to in Section 27 (including Bottler’s indemnity of Company contained therein) and will on request produce evidence satisfactory to Company of the existence of such insurance. Compliance with this Section 28 will not limit or relieve Bottler from its obligations under Section 27. In addition, Bottler will satisfy the insurance requirements specified on Schedule 28.

29.	LIMITATION ON BOTTLER REPRESENTATIONS OR DISCLOSURES REGARDING AUTHORIZED COVERED BEVERAGES

Bottler covenants and agrees that, except as required by law, it will make no representations or disclosures to the public or any Governmental Authority or to any third party concerning the attributes of the Authorized Covered Beverages (other than statements consistent with representations or disclosures previously made or authorized by Company), without the prior written consent of Company. If Bottler is required to make any such representations or disclosures to a Governmental Authority, Bottler first will notify Company before making any such representation or disclosure and will cooperate with Company in good faith to ensure the accuracy of all such information (except to the extent that such Notice and cooperation would otherwise be prohibited under applicable law). This Section 29 will not apply to financial information disclosed in accordance with applicable securities laws.

30.	INCIDENT MANAGEMENT

30.1.	Company and Bottler recognize that incidents may arise that can threaten the reputation and business of Bottler and/or negatively affect the good name, reputation and image of Company and the Trademarks.

30.2.	In order to address such incidents, including any questions of quality of the Authorized Covered Beverages that may occur, Bottler will designate and organize an incident management team and inform Company of the members of such team.

30.3.	Bottler further agrees to cooperate fully with Company and such third parties as Company may designate and coordinate all efforts to address and resolve any such incident consistent with procedures for crisis management that may be issued to Bottler by Company from time to time.

31.	SEVERABILITY

If any provision of this Agreement is or becomes legally ineffective or invalid, the validity or effect of the remaining provisions of this Agreement shall not be affected; provided that the invalidity or ineffectiveness of such provision shall not prevent or unduly hamper performance hereunder or prejudice the ownership or validity of the Trademarks.

32.	REPLACEMENT OF CERTAIN PRIOR CONTRACTS, MERGER, AND REQUIREMENTS FOR MODIFICATION

32.1.	As to all matters and things herein mentioned, the parties agree:

32.1.1.	Subject to Section 32.1.4, upon the execution and delivery of this Agreement and Bottler’s CBA, the existing bottle contracts under which Company (or its Affiliate) has previously authorized Bottler (or one or more of its Affiliates) to manufacture in certain authorized containers, and/or market, promote, distribute and sell, Coca-Cola and other beverages marketed under Company’s trademarks, including those contracts identified on Exhibit D of Bottler’s CBA (other those contracts set forth on Schedule 32.1.4), are amended, restated and superseded in their entirety by this Agreement and Bottler’s CBA, and all rights, duties and obligations of Company and Bottler regarding the Trademarks and the manufacture of the Authorized Covered Beverages will be determined under this Agreement and Bottler’s CBA, without regard to the terms of any prior agreement and without regard to any prior course of conduct between the parties (the parties acknowledge that any existing bottle contract authorizing Bottler to produce Coca-Cola and other beverages marketed under Company’s trademarks between Company and Bottler that is not listed on Exhibit D of Bottler’s CBA is nevertheless amended, restated and superseded hereby, except as otherwise provided in Section 32.1.4);

32.1.2.	This Agreement, together with the National Product Supply System Governance Agreement and the documents implementing and governing the NPSG and the NPSG Board set forth the entire agreement between Company and Bottler with respect to the subject matter hereof, and all prior understandings, commitments or agreements relating to such matters between the parties or their predecessors-in-interest are of no force or effect and are cancelled hereby; provided, however, that any written representations made by either party upon which the other party relied in entering into this Agreement will remain binding to the extent identified on Schedule 32.1.2;

32.1.3.	Any waiver, amendment or modification of this Agreement or any of its provisions, and any consents given under this Agreement will not be binding upon Bottler or Company unless made in writing, signed by an officer or other duly qualified and authorized representative of Company or by a duly qualified and authorized representative of Bottler; and

32.1.4.	Except as expressly provided in this Agreement, this Section 32.1 is not intended to affect in any way the rights and obligations of Bottler (or any of its Affiliates) or Company (or any of its Affiliates) under Bottler’s CBA or the agreements listed in Schedule 32.1.4.

33.	NO WAIVER

Failure of Company or Bottler (including any of their respective Affiliates) to exercise promptly any right herein granted, or to require strict performance of any obligation undertaken herein by the other party, will not be deemed to be a waiver of such right or of the right to demand subsequent performance of any and all obligations herein undertaken by Bottler or by Company.

34.	NATURE OF AGREEMENT AND RELATIONSHIP OF THE PARTIES

34.1.	Bottler is an independent contractor and is not an agent of, or a partner or joint venturer with, Company.

34.2.	Each of Company and Bottler agree that it will neither represent, nor allow itself to be held out as an agent of, or partner or joint venturer with the other (including any of its Affiliates).

34.3.	Bottler and Company do not intend to create, and this Agreement will not be construed to create, a partnership, joint venture, agency, or any form of fiduciary relationship. Each party covenants and agrees never to assert that a partnership, joint venture or fiduciary relationship exists or has been created under or in connection with this Agreement and the Related Agreements. There is no partnership, joint venture, agency, or any form of fiduciary relationship existing between Bottler and Company, but if it there is determined or found to be a partnership, joint venture, or agency, then Bottler and Company expressly disclaim all fiduciary duties that might otherwise exist under applicable law.

34.4.	Nothing in this Agreement, express or implied, is intended or will be construed to give any Person, other than the parties to this Agreement and their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained in this Agreement. This Agreement does not, and is not intended to, confer any rights or remedies upon any Person other than Bottler and Company.

35.	HEADINGS AND OTHER MATTERS

35.1.	The headings herein are solely for the convenience of the parties and will not affect the interpretation of this Agreement.

35.2.	As used in this Agreement, the phrase “including” means “including, without limitation” in each instance.

35.3.	References in this Agreement to Sections are to the respective Sections of this Agreement, and references to Exhibits and Schedules are to the respective Exhibits and Schedules of this Agreement as they may be amended from time to time.

36.	EXECUTION IN MULTIPLE COUNTERPARTS

The parties may execute this Agreement in counterparts, each of which is deemed an original and all of which only constitute one original.

37.	NOTICE AND ACKNOWLEDGEMENT

37.1.	Notices.

37.1.1.	Requirement of a Writing and Permitted Methods of Delivery. Each party giving or making any notice, request, demand or other communication (each, a “Notice”) pursuant to this Agreement must give the Notice in writing and use one of the following methods of delivery, each of which for purposes of this Agreement is a writing:

37.1.1.1.	personal delivery;

37.1.1.2.	Registered or Certified Mail, in each case, return receipt requested and postage prepaid;

37.1.1.3.	nationally recognized overnight courier, with all fees prepaid;

37.1.1.4.	facsimile; or

37.1.1.5.	e-mail (followed by delivery of an original by another delivery method provided for in this Section).

37.1.2.	Addressees and Addresses. Each party giving a Notice must address the Notice to the appropriate person at the receiving party (the “Addressee”) at the address listed below or to another Addressee or at another address designated by a party in a Notice pursuant to this Section.

Company:

Attention:

Facsimile:

E-mail:

With a copy to:

Attention: General Counsel

Facsimile:

E-mail:

Bottler:

Attention:

Facsimile:

E-mail:

With a copy to:

Attention:

Facsimile:

E-mail:

37.1.3.	Effectiveness of a Notice. Except as specifically provided elsewhere in this Agreement, a Notice is effective only if the party giving or making the Notice has complied with Sections 37.1.1 and 37.1.2 and if the Addressee has received the Notice. A Notice is deemed to have been received as follows:

37.1.3.1.	If a Notice is delivered in person, when delivered to the Addressee.

37.1.3.2.	If delivered by Registered or Certified Mail, upon receipt by Addressee, as indicated by the date on the signed receipt.

37.1.3.3.	If delivered by nationally recognized overnight courier service, one Business Day after deposit with such courier service.

37.1.3.4.	If sent by e-mail, when sent (if followed promptly by delivery of an original by another delivery method provided for in this Section).

37.1.3.5.	If the Addressee rejects or otherwise refuses to accept the Notice, or if the Notice cannot be delivered because of a change in address for which no Notice was given, then upon the rejection, refusal or inability to deliver.

37.1.3.6.	Despite the other clauses of this Section 37.1.3, if any Notice is received after 5:00 p.m. on a Business Day where the Addressee is located, or on a day that is not a Business Day where the Addressee is located, then the Notice is deemed received at 9:00 a.m. on the next Business Day where the Addressee is located.

37.2.	If Bottler’s signature or acknowledgment is required or requested with respect to any document in connection with this Agreement and any employee or representative authorized by Bottler “clicks” in the appropriate space on the website designated by Company or takes such other action as may be indicated by Company, Bottler shall be deemed to have signed or acknowledged the document to the same extent and with the same effect as if Bottler had signed the document manually; provided, however, that no such signature or acknowledgment shall amend or vary the terms and conditions of this Agreement.

37.3.	Bottler acknowledges and agrees that Bottler has the ability and knowledge to print information delivered to Bottler electronically, or otherwise knows how to store that information in a way that ensures that it remains accessible to Bottler in an unchanged form.

38.	CHOICE OF LAW AND VENUE

38.1.	This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia, United States of America, without giving effect to any applicable principles of choice or conflict of laws, as to contract formation, construction and interpretation issues, and the federal trademark laws of the United States of America as to trademark matters.

38.2.	The parties agree that any lawsuit commenced in connection with, or in relation to, this Agreement must be brought in a United States District Court, if there is any basis for federal court jurisdiction. If the party bringing such action reasonably concludes that federal court jurisdiction does not exist, then the party may commence such action in any court of competent jurisdiction.

39.	CONFIDENTIALITY

39.1.	In the performance of this Agreement, each party may disclose to the other party certain Proprietary Information. The Proprietary Information of the Disclosing Party will remain the sole and exclusive property of the Disclosing Party or a third party providing such information to the Disclosing Party. The disclosure of the Proprietary Information to the Receiving Party does not confer upon the Receiving Party any license, interest, or right of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.

39.2.	At all times and notwithstanding any termination or expiration of this Agreement or any amendment hereto, the Receiving Party agrees that it will hold in strict confidence and not disclose to any third party the Proprietary Information of the Disclosing Party, except as approved in writing by the Disclosing Party. The Receiving Party will only permit access to the Proprietary Information of the Disclosing Party to those of its or its Affiliates’ employees or authorized representatives having a need to know and who have signed confidentiality agreements or are otherwise bound by confidentiality obligations at least as restrictive as those contained in this Agreement (including external auditors, attorneys and consultants).

39.3.	The Receiving Party will be responsible to the Disclosing Party for any third party’s use and disclosure of the Proprietary Information that the Receiving Party provides to such third party in accordance with this Agreement. The Receiving Party will use at least the same degree of care it would use to protect its own Proprietary Information of like importance, but in any case with no less than a reasonable degree of care, including maintaining information security standards specific to such information as set forth in this Agreement.

39.4.	If the Receiving Party is required by a Governmental Authority or applicable law to disclose any of the Proprietary Information of the Disclosing Party, the Receiving Party will (a) first give Notice of such required disclosure to the Disclosing Party (to the extent permitted by applicable law), (b) if requested by the Disclosing Party, use reasonable efforts to obtain a protective order requiring that the Proprietary Information to be disclosed be used only for the purposes for which disclosure is required, (c) if requested by the Disclosing Party, take reasonable steps to allow the Disclosing Party to seek to protect the confidentiality of the Proprietary Information required to be disclosed, and (d) disclose only that part of the Proprietary Information that, after consultation with its legal counsel, it determines that it is required to disclose.

39.5.	Each party will immediately notify the other party in writing upon discovery of any loss or unauthorized use or disclosure of the Proprietary Information of the other party.

39.6.	The Receiving Party will not reproduce the Disclosing Party’s Proprietary Information in any form except as required to accomplish the intent of this Agreement. Any reproduction of any Proprietary Information by the Receiving Party will remain the property of the Disclosing Party and must contain any and all confidential or proprietary Notices or legends that appear on the original, unless otherwise authorized in writing by the Disclosing Party.

39.7.	Neither party will communicate any information to the other party in violation of the proprietary rights of any third party.

39.8.	Upon the earlier of termination of this Agreement, written request of the Disclosing Party, or when no longer needed by the Receiving Party for fulfillment of its obligations under this Agreement, the Receiving Party will, if requested by the Disclosing Party, either: (a) promptly return to the Disclosing Party all documents and other tangible materials representing the Disclosing Party’s Proprietary Information, and all copies thereof in its possession or control, if any; or (b) destroy all tangible copies of the Disclosing Party’s Proprietary Information in its possession or control, if any, in each case, except to the extent that such action would violate applicable regulatory or legal requirements. Each party’s counsel may retain one copy of documents and communications between the Parties as necessary for archival purposes or regulatory purposes.

40.	ACTIVE AND COMPLETE ARMS LENGTH NEGOTIATIONS

The parties acknowledge and agree that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions must not be construed in favor of or against any party by reason of the extent to which a party or its professional advisors may have participated in the preparation of this Agreement.

41.	RESERVATION OF RIGHTS

Company reserves all rights not expressly granted to Bottler under this Agreement or Bottler’s CBA.

42.	BOTTLER AFFILIATES

Bottler hereby absolutely, unconditionally and irrevocably guarantees that any actions taken by any of Bottler’s Affiliates pursuant to this Agreement will be taken in accordance with all applicable requirements set forth herein to the same extent as if such actions had been taken by Bottler. Bottler acknowledges and agrees that any breach of this Agreement by any Affiliate of Bottler shall be considered a breach by Bottler for all purposes hereof.

[Signature page(s) follow]

IN WITNESS WHEREOF, COMPANY AT ATLANTA, GEORGIA, AND BOTTLER AT              HAVE CAUSED THESE PRESENTS TO BE EXECUTED IN TRIPLICATE BY THE DULY AUTHORIZED PERSON OR PERSONS ON THEIR BEHALF ON THE DATES INDICATED BELOW.

THE COCA-COLA COMPANY

By:

Authorized Representative

Date:

[BOTTLER]

By:

Authorized Representative

Date:

EXHIBIT A

Regional Manufacturing Facilities

EXHIBIT B

Authorized Covered Beverages

[Subject to further discussion. To be agreed by the parties prior to Closing]

The following Beverages and all SKUs, packages, flavor, calorie and other variations (e.g., Sprite Cranberry, Sprite Zero Cranberry) of each such Beverage offered by Company that are identified by the primary Trademark that also identifies such Beverage or any modification of such primary Trademark, such as, e.g., the primary Trademark used in conjunction with a prefix, a suffix or other modifier:

Coca-Cola

Caffeine Free Coca-Cola

Diet Coke

Diet Coke with Lime

Diet Coke with Splenda®

caffeine free Diet Coke

Coca-Cola Life

Coca-Cola Zero

caffeine free Coca-Cola Zero

Cherry Coke

Diet Cherry Coke

Cherry Coke Zero

Vanilla Coke

Diet Vanilla Coke

Vanilla Coke Zero

Barq’s

Diet Barq’s

DASANI

DASANI Plus

DASANI Sparkling

Fanta

Fanta Zero

Fresca

[Full Throttle]

Mello Yello

Mello Yello Zero

PiBB Xtra

PiBB Zero

Seagram’s ginger ale

Seagram’s mixers

Seagram’s seltzer water

Sprite

Sprite Zero

TaB

VAULT

VAULT Zero

Delaware Punch

FUZE

FUZE Tea

FUZE Juices

FUZE Refreshments

FUZE slenderize

EXHIBIT C

Finished Goods Supply Agreement

[Subject to further discussion. To be agreed by the parties prior to Closing]

Schedule 2.14

Related Agreements

[To be completed prior to execution of this Agreement.]

Schedule 10.1.6

Third Party Beverages

A.	As of the Effective Date:

[To be completed prior to execution of this Agreement.]

B.	Added After the Effective Date:

Schedule 12.2

Technical Requirements

All of Company’s product, package and equipment quality; food safety; workplace safety; and environmental sustainability specifications, standards, instructions and requirements published by Company in the Beverage Products and Environmental Sustainability sections of the Coca-Cola Operating Requirements (KORE) website documents library, as updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

Schedule 28

Insurance Requirements

Schedule 32.1.2

Agreements not affected by this Agreement

Schedule 10.1.6

Third Party Beverages

A.	As of the Effective Date:

[To be completed prior to execution of this Agreement.]

B.	Added After the Effective Date:

Schedule 12.2

Technical Requirements

All of Company’s product, package and equipment quality; food safety; workplace safety; and environmental sustainability specifications, standards, instructions and requirements published by Company in the Beverage Products and Environmental Sustainability sections of the Coca-Cola Operating Requirements (KORE) website documents library, as updated by Company from time to time following discussion with the NPSG and Notice to each Regional Producing Bottler (including any Company Owned Manufacturers).

Schedule 28

Insurance Requirements

Schedule 32.1.2

Agreements not affected by this Agreement

Exhibit C

Form of National Product Supply Governance Agreement,

See attached.

[TCCC Letterhead]

[        , 2015]

Coca-Cola Bottling Co. Consolidated

[                                   ]

[                                   ]

Attention: [                 ]

Coca-Cola Bottling Company United, Inc.

[                                   ]

[                                   ]

Attention: [                 ]

Coca-Cola Refreshments USA, Inc.

[                                   ]

[                                   ]

Attention: [                 ]

Swire Pacific Holdings Inc. D/B/A Swire Coca-Cola USA

[                                   ]

[                                   ]

Attention: [                 ]

Re: Governance of the Coca-Cola National Product Supply System for the United States (the “NPS System”)

Dear [                    ]:

The Coca-Cola Company (“TCCC”) and the Regional Producing Bottlers (as such term is defined in the Regional Manufacturing Agreement, which is described below) whose signatures appear below (each an “RPB”) have developed governance processes and principles for the NPS System, as more particularly described in the National Product Supply System Governance Charter and the Attachment(s) thereto (the “NPSG Governance Charter”), a copy of which is attached hereto and incorporated herein as Schedule 1. This letter agreement confirms TCCC’s and each RPB’s mutual agreement to operate in accordance with, and abide by, the NPS System governance processes and principles outlined in Schedule 1.

This letter agreement and the attached Schedule 1 (this “Agreement”) shall be effective as of January 1, 2016, and shall continue in effect until the dissolution of the National Product Supply Group (“NPSG”) pursuant to the terms of the NPSG Governance Charter or as provided below. This Agreement shall terminate and be of no further force and effect with respect to an individual RPB if such RPB is no longer authorized to produce beverages marketed or sold under trademarks owned by TCCC (or its affiliates). The Production LOI executed by TCCC and each RPB contemplates that each RPB will execute a Regional Manufacturing Agreement, by and between TCCC and each RPB (as may be amended, restated or otherwise modified from time to time, the “RMA”). This Agreement further confirms TCCC’s and each RPB’s mutual commitment, from and after the date hereof, to execute such other documents and arrangements as may be reasonably necessary or appropriate in connection with the implementation and operation of the Coca-Cola National Product Supply System Governance Board (the “NPSG Board”).

The parties further agree that the content of this Agreement constitute binding legal commitments on the part of CCNA and each RPB whose signature appears below, and that a failure to comply in any material respect with the terms hereof shall constitute a breach of the RMA, entitling the respective parties to the rights and remedies contained in the RMA. Notwithstanding the foregoing or anything else contained in this letter or the NPSG Governance Charter, the NPSG Board cannot compel any RPB to take any action, or omit to take any action, which would violate applicable law or constitute a breach of any of its (or any of its affiliates’) agreements with TCCC or any of its subsidiaries, including without limitation the RMA.

If you are in agreement with the foregoing, please countersign this Agreement in the space provided below.

[Signature Page Follows]

Sincerely yours,
THE COCA-COLA COMPANY

By:
Name:
Title:

Acknowledged and Agreed:
COCA-COLA BOTTLING CO. CONSOLIDATED

By:
Name:
Title:

COCA-COLA BOTTLING COMPANY UNITED, INC.

By:
Name:
Title:

COCA-COLA REFRESHMENTS USA, INC.

By:
Name:
Title:

SWIRE PACIFIC HOLDINGS INC. d/b/a SWIRE COCA-COLA USA

By:
Name:
Title:

Schedule 1

National Product Supply System:

NPSG Governance Charter

Charter Provision	Detailed Description
Mission of the National Product Supply System; Guiding Principles

As part of the “Next Phase” transactions (as that term is defined in the Letter of Intent entered into by the parties on [date]) to implement the 21st Century Beverage Model, certain Bottlers who anticipate becoming Regional Producing Bottlers or RPBs, as that term is defined in the form of Regional Manufacturing Agreement (“RMA”) expected to be entered into by the parties, have agreed to implement a National Product Supply System (“NPSS”) that will be governed in accordance with the provisions of this NPSG Governance Charter (the “Charter”). These activities will include the formation of a National Product Supply Group (“NPSG”) and an NPSG Board (the “Board”) that will direct and oversee the activities of NPSG, as described below.

The mission of the NPSS is to operate the United States product supply system for concentrate-based, cold-fill manufactured beverages for Coca-Cola Bottlers in order to:

•       Achieve the lowest optimal delivered cost for this portion of our value chain

•       Invest to build sustainable capability and competitive advantage

•       Prioritize quality, service and innovation as needed in order to successfully meet our customer and consumer requirements

•       Enable profitable growth for the entire System in alignment with the Coca-Cola System 2020 Vision

The RPBs and TCCC, through its operating division Coca-Cola North America (hereinafter “CCNA”) have agreed on certain guiding principles in order to achieve this mission. NPSS participants will recognize the needs and unique roles played by all members, as follows:

(1) CCNA, as trademark owner and supplier of proprietary concentrates that authorizes all production and distribution for the Coca-Cola System through separate agreements with each U.S. Coca-Cola Bottler, will lead on issues of Coca-Cola System-wide importance and will represent all non-producing bottlers and other non-RPBs on System-wide manufacturing and related issues;

(2) RPBs will operate their own RPB assets in accordance with production rights accorded to them by CCNA pursuant to each RPB’s RMA (and, if applicable, other agreements with CCNA) and will drive System-wide optimization efforts consistent with the directives of the NPSG Board, with the intent that the RPBs receive a fair and reasonable return on their individual investments in production assets; and

(3) NPSG will operate as a resource to CCNA and all RPBs and will identify and recommend System-wide opportunities while acting under the direction and oversight of the NPSG Board, as described in more detail below;

The parties will implement an NPSS governance model that:

(1) promotes collaboration, recognizes the commitment to operate as an optimized and competitive NPS System, and delivers a mechanism to invest in and capture System savings, including savings from infrastructure projects; and

(2) respects independence as required for RPBs to operate effectively within their own RPB territories.

•       The NPSS will operate on common standards, including data standards, that facilitate cross-RPB communications and ensure consistent, high quality customer service; and

•       The parties will share information in a transparent manner (subject to applicable legal requirements) to enable optimal operating decisions.

(As discussed in this Charter, (1) “cold fill” means the process of manufacturing beverages in which the product is chilled, or equal to or less than ambient temperature, at time of filling and packaging; (2) “hot fill” means either (a) aseptic manufacture, or (b) the process of manufacturing beverages in which the product is heated and filled at a high temperature to sterilize the product and container; and (3) “syrup” means the manufacture of concentrated beverages, such as fountain syrup, in non-consumer packages.)

Notwithstanding anything else contained in this Charter, the NPSG Board cannot compel any RPB to take any action, or omit to take any action, which would violate applicable law or constitute a breach of any of its (or any of its affiliates’) agreements with The Coca-Cola Company or any of its subsidiaries.

Regional Producing Bottlers; NPSG Members	The initial NPSG members are the initial RPBs and CCNA. The initial RPBs are Coca-Cola Refreshments USA, Inc. (“CCR”), CCBC Consolidated, CCBC United and Swire USA. Additional RPBs may be designated in the future by CCNA, provided that no initial RPB shall be required to transfer any of their then-existing rights to manufacture to any such additional RPB.

National Product Supply Group

Effective January 1, 2016, NPSG will be formed as a national product supply system organization to support all RPBs by maximizing System production efficiencies and market opportunities in order to strengthen the competitiveness of the Coca-Cola System in the U.S. beverage marketplace through: (1) System strategic infrastructure investment and divestment planning; (2) network optimization of all plant to distribution center sourcing (subject to Attachment 1-A); and (3) new product/packaging infrastructure planning. All RPB-owned cold fill manufacturing plants (both legacy and later acquired) will be subject to NPSG governance at the time of establishing NPSG on January 1, 2016. Any manufacturing plants owned by entities other than RPBs (such as cooperatives or similar organizations) which are managed by an RPB or in which an RPB participates will not be subject to NPSG governance.

The parties anticipate that NPSG will initially be housed within CCNA (until such time as the NPSG Board may decide to create a separate NPSG legal entity as described below). NPSG management will be led by a CEO or equivalent who will be appointed by the NPSG Board. The initial appointment of the CEO must be by unanimous vote of the Board, and the appointment of any successor CEO will be by super-majority [***] vote of the Board. It is currently anticipated that NPSG will be staffed by supply chain professionals and support staff who may be selected from RPBs and CCNA (subject to each employer’s individual consent). Initially such professionals and support staff will be employed by CCNA or loaned to CCNA by an RPB as described in more detail below. All direct reports to the NPSG CEO will be appointed by the NPSG Board as provided below. Any employees of CCNA appointed to NPSG (including the CEO and his or her direct reports), will be subject to the provisions below regarding their ongoing employment by CCNA.

The costs of NPSG will be funded by CCNA and the RPBs, shared as follows :

•       [***] funded by CCNA

•       [***] funded by the RPBs, [***].

[***].

NPSG Board:

Overall Authority and Relationship to CEO and Senior Management Team	Effective January 1, 2016, overall management authority for the activities, business and affairs of NPSG will be vested in the Board. Until such time as a separate NPSG entity is formed, the Board will engage individuals who are employees of CCNA or other RPBs to act as a professional management team (including a CEO or equivalent) for NPSG. The Board will (1) specify the duties and scope of engagement of such individuals with NPSG and the amounts payable by NPSG to CCNA or such other

[***] – THIS CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

RPBs for such engagement; (2) have the authority to select, place and remove, the CEO and other NPSG professional management team members who directly report to the CEO from their engagement with NPSG (but not from their employment with CCNA or other RPB); and (3) have decision making authority with respect to the overall management of NPSG, including without limitation approving NPSG annual and strategic business plans and NPSG operating and capital budgets. The Board will delegate to the CEO and management team sufficient authority to conduct the day-to-day operations of NPSG, subject to the ongoing authority of the Board with respect to the overall activities of NPSG as described above.

Notwithstanding the foregoing, the parties recognize that (until such time as the NPSG Board may decide to create a separate NPSG legal entity as described below) the CEO and members of NPSG management will be employees of CCNA. As such, their ongoing employment terms and conditions (including without limitation the right to hire and fire as employees of CCNA and to set their overall compensation with CCNA) will reside with CCNA; provided, however, the terms of their engagement by NPSG (including compensation allocated to NPSG, and scope of their services to NPSG and the ongoing performance evaluations of such individuals for their service to NPSG) shall be subject to the authority and control of the NPSG Board to the fullest extent allowed by law.

It is anticipated that the System Leadership Governance Board (“SLGB”) will have an advisory relationship to NPSG and its Board (i.e., NPSG, its management team and/or the NPSG Board members would report major NPSG system developments, activities and plans to the SLGB on a regular basis). SLGB will have no decision rights or authority over NPSG or its Board.

Board Membership

Initial 5-Member Board. The Board will initially consist of five (5) voting members comprised as follows: CCNA and each of the initial RPBs (CCR, CCBC Consolidated, CCBC United and Swire USA). Each initial NPSG member will appoint in writing one of its senior representatives to the Board, along with one alternate senior representative who is entitled to attend and vote at Board meetings.

Expanded Board. The parties anticipate that over time the Board may expand from this initial 5-member size to a maximum size of [***] voting members as other Coca-Cola bottlers become RPBs and join the NPSG. [***].

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Matters Subject to Voting by the Board

Each member of the NPSG Board will have one (1) vote. The Board will vote and will direct and oversee the actions of NPSG, its CEO and management team, including without limitation, as follows:

a)   (1) System strategic infrastructure investment and divestment planning; (2) network optimization of all plant to distribution center sourcing (subject to Attachment 1-A); and (3) new product/packaging infrastructure planning. These processes and plans will be based on achieving lowest optimal system delivered cost per case at service levels that are agreed upon by the Board;

b)   Selection of the NPSG CEO and his or her direct reports and evaluating their performance; and

c)   Approval of the NPSG strategic and annual business plans and operating and capital budgets.

All votes of the Board with respect to matters within the scope of NPSG authority are final and binding on all members. Subject to the provisions herein, it is therefore agreed that a vote by the Board that requires a party to take certain actions with regard to cold fill manufacturing and related product supply (including without limitation a capital investment, divestment, decommissioning of a line or facility, addition of a new product line, etc.) will be final and binding on that party. All cold fill manufacturing plants owned by an RPB will be subject to binding governance by the Board on January 1, 2016, with the initial focus of governance decisions being to review and approve [***] plans. Any manufacturing plants owned by entities other than RPBs (such as cooperatives or similar organizations) which are managed by an RPB, or in which an RPB participates, will not be subject to NPSG governance unless otherwise mutually agreed by the NPSG Board and such other entities.

A more detailed description of the scope of the authority of the Board to make decisions and of the related voting requirements is attached as Attachment 1.

In addition to the matters subject to Board vote as described above, each RPB may also, at its discretion, advise NPSG’s CEO and management team on a wide range of business issues applicable to the NPSS (e.g., major NPS system developments, activities and plans that are not subject to Board vote as described above). The NPSG CEO and management team will regularly report to the Board NPSG’s work and its performance under the strategic and annual plans and other applicable metrics established or approved by the Board. The NPSG CEO and management team will actively seek input from, and will work collaboratively with, each RPB in exercising the decision rights granted to it by the Board.

Designation of Board Representative	CCNA and each RPB will designate in writing one of its senior executives, preferably its Chief Product Supply or Chief Supply Chain Officer, to participate on the Board. This designation will be made in writing to the Board chair at least 30 days in advance of each calendar year, provided the

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failure by any such entity to provide such designation shall mean that the person previously designated by such entity will continue to serve on the Board. Attendance by the designated representative will normally be in person, although telephonic or video participation may be allowed at the discretion of the chair. CCNA and each RPB shall also designate in writing an alternate representative to attend and vote on behalf of their respective designated Board representative in the event that the primary representative is unable to attend a particular meeting due to extraordinary circumstances. Any vacancy in membership will be filled promptly, prior to the next regularly scheduled meeting.

Voting; Extraordinary Matters

Normal business within the scope of NPSG’s authority that is considered by the Board will be decided by a “super-majority” [***] vote of the members, subject to the exceptions described below. All Board members must be present (in person or by teleconference, videoconference or other similar method) for any vote to take place. Normal business includes NPSG strategic and tactical decisions described in Attachment 1 to this Charter (which Attachment also includes a more detailed description of the Board voting requirements and RPB decisions that are not subject to Board vote, and the role of CCNA in NPSG governance activities), but the Board’s authority does not include any decisions described in Attachment 1 to this Charter that are reserved to be made solely by an RPB. Exceptions to the super-majority voting requirement described above in the case of extraordinary matters are:

(1) [***];

(2) [***];

(3) any vote to approve a capital project which requires an individual RPB to invest or divest capital and capital assets greater than $[***] for the particular project including a write-off of de-commissioned assets (a “Covered Capital Project”) will require a super-majority [***] vote plus an affirmative vote from the RPB being required to invest in, divest, or write off such capital (as used herein, the term Covered Capital Project will mean all components or sub-work streams of a capital project, when viewed as a unitary whole);

(4) any vote to approve a capital project which, when taken together with any Covered Capital Project and other capital expenditures made or planned to be made in a given fiscal year, would require an individual RPB to invest or divest capital and capital assets more than [***]; (an “Aggregate Threshold Capital Project”), will require a supermajority [***] vote plus an affirmative vote from the RPB being required to invest in such capital;

(5) [***];

(6) [***]; and

(7) [***].

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Frequency of Meetings	The Board will meet on a monthly basis, or such other basis as it may determine in its discretion from time to time. Meetings will normally be held in person, but telephonic or video conference meetings may be held from time to time if necessary in the Board chair’s discretion.

Action without a Meeting	Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board.

Meeting Protocols	The Board will function like the board of directors of a corporation, provided all fiduciary duties that members of the Board might otherwise owe to NPSG and its members are hereby waived and eliminated to the maximum extent permitted by applicable law. At its first meeting, the Board members will designate a member to serve as Board chair. CCNA and NPSG staff and RPB employees may, upon the approval of the Board, be utilized by the chair to prepare for and facilitate Board meetings.

Form of Organization; Life of Organization	NPSG will initially be organized as an unincorporated association requiring RPBs and CCNA to comply with Board decisions as provided for under the NPSG Governance Agreement and this Charter. CCNA and the RPBs do not intend to create a general partnership, and neither NPSG nor any member may act on behalf of any other member. NPSG shall continue as initially constituted or as a new legal entity (if approved with the required vote described below) until otherwise dissolved or disbanded by the super-majority vote of its members, including CCNA’s affirmative vote.

Other Matters:

Creation of New NPS Legal Entity	The Board may separately decide, at a future date (but no sooner than [***]), to form a separate legal entity to carry out the functions performed by NPSG. [***]. The details regarding this entity, including its legal structure, finances, governance, etc., will be agreed by the Board at the time of the formation of the separate entity.

Role of CCNA

As described above and as reflected in Attachment 1, CCNA will be a member of the Board with voting and decision-making rights as described in this Charter. As described above, CCNA will also house NPSG as a separate organization within CCNA and will employ its management team and staff, until such time as the Board otherwise agrees or a new legal entity is formed as described above. Among its roles, and in order to ensure compliance with laws (including antitrust laws), and as consistent with the rights it has retained under the Regional Manufacturing Agreement, [Provision still under discussion].

In addition, the CCNA production lines for cold-fill water and cold-fill Glaceau products currently managed by CCR will be subject to governance under NPSG.

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CCNA will continue to own and manage the hot fill lines in CCR cold fill plants. A co-packing agreement on mutually agreed terms and conditions will be developed with each RPB operating hot fill lines in a cold fill plant. CCNA will also continue to manage all CCNA hot fill, syrup and CCNA-procured product platforms (collectively, the “Other Platforms”), such that the Other Platforms, along with the cold fill platform, function as a regionally integrated product supply system. For clarity, CCNA will continue to independently manage the Other Platforms as described above in this paragraph, and may use the services provided by NPSG, but will not be subject to binding governance by the NPSG Board with respect to the Other Platforms.

Employee Matters	Each RPB and CCNA will retain individual control for decisions regarding the hiring, firing, discipline, supervision, and direction of employees associated with its manufacturing assets, including decisions relating to wages and compensation, the number of job vacancies to be filled, work hours, training, the assignment of work and equipment, employment tenure, and collective bargaining.

Common IT Platform

The parties will continue to work together in good faith toward the implementation of a common information technology platform (i.e., the CONA manufacturing platform), subject to the following:

•       all such work will be subject to the governance of the Business Process Technology Council or the new CONA IT services company;

•       such platform will have capabilities that equal or exceed that of the Coca-Cola bottling system’s current platforms; and

•       all such capabilities built into the platform will have an adequate and acceptable return on investment, as determined by the Business Process Technology Council or the new CONA IT services company.

Subject to the governance of the Business Process Technology Council or the new CONA IT services company, each RPB will be responsible for funding a portion of the design and development of such platform based on its end-state percentage of total production volume and the total cost related to deployment of the system in each one of its manufacturing plants.

Expenses	Expenses such as travel costs related to members’ attendance at meetings are the responsibility of each of the RPBs and CCNA, individually.

Confidentiality	Board activities and discussions will often involve exposure to highly confidential business information and data. The parties agree that any confidential information exchanged by any of the parties in connection with NPSG will be used solely for the purpose of implementing and operating the NPSG as described herein and will be treated as confidential information under the most recent Comprehensive Beverage Agreement (“CBA”) executed by such party (or such party’s affiliates) and further agree that they will at all times abide by the confidentiality provisions of the CBA, which are incorporated herein by reference. Each RPB that provides any of its Proprietary Information (as defined in the applicable CBA) in connection with NPSG is an intended third-party beneficiary of such confidentiality provisions and will be entitled to enforce such provisions against any party that receives such information.

Attachment 1

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Attachment 1-A

RPB Decisions

Ongoing Plant Planning and Execution, including without limitation:

•	Production Supply Operations, including without limitation:

•	Maintenance planning, execution, parts selection

•	Plant and line layout and design

•	Equipment selection and installation

•	All staffing-hiring/firing/Structures/Compensation

•	Holiday work plans

•	Technology Innovation

•	Alpha Mos, CC+I, & any plant-specific IT tools not part of CONA Manufacturing platform

•	Management Routines

•	Vendor selection

•	Pallet configuration

•	Dock times and capacities

•	Shipping/Receiving Days/Times

•	Syrup production methods-traditional blending vs stream blending (conti mix)

•	Individual Plant Capacity Definition

•	Line Speed Definitions

•	Innovation SKUs

•	Technology Innovation

•	Warehousing Capacity Management

•	Employee Matters, including without limitation:

•	All staffing-hiring/firing/Structures/Compensation

•	Holiday work plans

•	Promotion and Development Structures

•	Work schedules

•	Shift Design

•	Job Descriptions and Accountabilities

•	Qualification Standards

•	Performance Management

•	Training

•	Collective bargaining

•	Supplier Relationship Management, including without limitation:

•	Raw Material Inventory Policies

•	Defective Production Materials Resolution

•	Raw Material Inventory Management

•	Indirect Materials Procurement

•	Communications to individual RPB’s plants

•	Capital Equipment Procurement

•	Management Routines

•	Lifecycle Decisions

•	SKUs

•	Machines

•	Inventory Strategies at Vendor

•	Raw Material movements between plants as needed

•	Forecasts to raw material suppliers

•	Raw material upcharge decisions (i.e. below min run upcharges)

•	Commercialization process in Plants

•	Inventory guidance to raw material suppliers (e.g. how much they hold on their floor)

•	Scrap & bill decisions for obsolete materials

•	Billing for obsolete materials

•	Sales of raw materials to other RPBs

•	Product Supply Planning, including without limitation:

•	Forecasting

•	Detailed Production scheduling

•	Transportation Procurement

•	Transportation Planning and Execution

•	Inventory Policies

•	Inventory Deployment Strategies

•	SKUs produced by plant

•	Innovation SKUs

•	Mid Term Planning

•	Capacities/Capabilities

•	Management Routines

•	Lifecycle Decisions

•	SKUs

•	Machines

•	Promotions Scheduling and Management

•	Pallet Quantity Definition

•	Pallet type

•	Plastic vs wood pallets

•	40x48 vs 37x37

•	Shipping/Receiving Days/Times

•	Secondary and Tertiary packaging

•	Shells vs shrink

•	Versioning

•	Sourcing Internal to RPB network (provided it does not affect another RPB’s production volume or any other Coca-Cola bottler’s access to optimal sourcing under the approved National Sourcing Plan)

•	Inventory Build Strategies

•	Warehousing Capacity Management

•	Short Term Planning

•	Demand/Supply/Production

•	Order Management